                                              Filed pursuant to Rule 424 (b) (5)
                                              Registration Nos. 333-52813
                                                                333-52813-01

PROSPECTUS SUPPLEMENT

[COMPANY LOGO]                8,000,000 SECURITIES

                         NATIONWIDE FINANCIAL SERVICES
                                CAPITAL TRUST II
                  7.10% TRUST PREFERRED SECURITIES (TRUPS(R))
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                      NATIONWIDE FINANCIAL SERVICES, INC.
                               ------------------

     A brief description of the preferred securities can be found under "Summary" in this prospectus supplement.

     We plan to list the preferred securities on the New York Stock Exchange under the trading symbol NFSPrA. We expect that the preferred securities will begin trading on the New York Stock Exchange within 30 days after they are first issued.
                               ------------------
      WE URGE YOU TO CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-6, WHERE WE DESCRIBE SPECIFIC RISKS ASSOCIATED WITH THESE PREFERRED SECURITIES, ALONG WITH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                               ------------------

                                                              PER PREFERRED
                                                                 SECURITY           TOTAL
                                                              --------------     ------------
Public Offering Price.......................................      $25.00         $200,000,000
Underwriting Discounts......................................         (1)                  (1)
Proceeds to the Trust (before expenses).....................      $25.00         $200,000,000

---------------
(1) Underwriting commissions of $0.7875 per preferred security (or $6,300,000 for all preferred securities) will be paid by Nationwide Financial Services, Inc.

     We expect that the preferred securities will be ready for delivery in book-entry form only through The Depository Trust Company on or about October 19, 1998.

     "TRUPS" is a registered service mark of Salomon Smith Barney Inc.
                               ------------------

SALOMON SMITH BARNEY
           A.G. EDWARDS & SONS, INC.
                       MORGAN STANLEY DEAN WITTER
                                   PAINEWEBBER INCORPORATED
                                            PRUDENTIAL SECURITIES INCORPORATED

CREDIT SUISSE FIRST BOSTON                                     J.P. MORGAN & CO.

October 14, 1998

     You should rely only on the information contained or incorporated by reference in this prospectus supplement or the prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.
                               TABLE OF CONTENTS

                                            PAGE
                                            ----
             PROSPECTUS SUPPLEMENT
Forward-Looking Statements..............     S-2
Summary.................................     S-3
Risk Factors............................     S-6
The Company.............................     S-9
Nationwide Financial Services Capital
  Trust II..............................    S-10
Use of Proceeds.........................    S-11
Capitalization..........................    S-11
Consolidated Ratios of Earnings to Fixed
  Charges and Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends.............................    S-12
Accounting Treatment....................    S-12
Description of the Preferred
  Securities............................    S-12
Description of the Junior Subordinated
  Debt Securities.......................    S-23
Description of Guarantee................    S-29
Relationship Among the Preferred
  Securities, the Junior Subordinated
  Debt Securities and the Guarantee.....    S-31
Certain Federal Income Tax
  Considerations........................    S-33
ERISA Considerations....................    S-37
Underwriting............................    S-39
Legal Matters...........................    S-41
Experts.................................    S-41

                                            PAGE
                                            ----
                   PROSPECTUS
Available Information...................       2
Incorporation of Certain Documents by
  Reference.............................       2
The Company.............................       4
The Nationwide Trusts...................       4
Use of Proceeds.........................       5
Consolidated Ratios of Earnings to Fixed
  Charges and Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends.............................       6
Description of the Debt Securities......       6
Description of Capital Stock............      14
Description of Depositary Shares........      19
Description of the Trust Preferred
  Securities............................      22
Description of the Preferred Securities
  Guarantees............................      23
Plan of Distribution....................      25
Legal Matters...........................      26
Experts.................................      26
ERISA Matters...........................      27

                           -------------------------
                           FORWARD-LOOKING STATEMENTS

     This Prospectus Supplement, the accompanying Prospectus, and the information incorporated by reference herein, contain and incorporate by reference certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated, projected, forecast, estimated or budgeted in such forward-looking statements include, among others, the following possibilities: (i) Nationwide Corporation's control of the Company through its beneficial ownership of approximately 97.8% of the combined voting power of all the outstanding common stock and approximately 81.5% of the economic interest in the Company; (ii) the Company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the Company's subsidiaries to pay such dividends; (iii) the potential impact on the Company's reported net income that could result from the adoption of certain accounting standards by the Financial Accounting Standards Board; (iv) tax law changes impacting the tax treatment of life insurance and investment products; (v) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (vi) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves, and other financial viability requirements; (vii) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers; (viii) inability to carry out marketing and sales plans, including, among others, changes to certain products and acceptance of the revised products in the market; (ix) changes in interest rates or the capital markets causing a reduction of investment income or asset fees or reduction in the value of the Company's investment portfolio or in the demand for the Company's products; (x) general economic and business conditions which are less favorable than expected; (xi) unanticipated changes in industry trends and ratings assigned by nationally recognized statistical rating organizations or A.M. Best Company, Inc.; and (xii) inaccuracies in assumptions regarding future persistency, mortality, interest rates and morbidity used in calculating reserve amounts.

     The following information concerning the Company, the Trust, the Preferred Securities, the Guarantee and the Junior Subordinated Debt Securities supplements, and should be read in conjunction with, the information contained in the accompanying Prospectus.

                                    SUMMARY

NATIONWIDE FINANCIAL SERVICES, INC.

     Nationwide Financial Services, Inc., also referred to as the "Company," is located at One Nationwide Plaza, Columbus, Ohio 43215, and its telephone number is (614) 249-7111.

DISTRIBUTIONS

     Nationwide Financial Services Capital Trust II (the "Trust") will sell its preferred securities (the "Preferred Securities") to the public and its common securities (the "Common Securities") to the Company. The Trust will use the proceeds from these sales to buy a series of 7.10% Junior Subordinated Deferrable Interest Debentures due October 31, 2028 (the "Junior Subordinated Debt Securities") of the Company, which will have the same payment terms as the Preferred Securities.

     If you purchase the Preferred Securities, you are entitled to receive cumulative cash distributions at an annual rate of 7.10% of the liquidation amount of $25 per Preferred Security. Distributions will accumulate from the date the Trust issues the Preferred Securities and will be paid quarterly in arrears on January 31, April 30, July 31, and October 31 of each year, beginning January 31, 1999.

DEFERRAL OF DISTRIBUTIONS

     So long as no event of default under the Junior Subordinated Debt Securities has occurred and is continuing, the Company has the right, at one or more times, to defer interest payments on the Junior Subordinated Debt Securities for up to 20 consecutive quarters, but not beyond the maturity date of the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities -- Option to Extend Interest Payment Period." If the Company defers interest payments on the Junior Subordinated Debt Securities, the Trust will also defer distributions on the Preferred Securities. During this deferral period, you will still accumulate distributions at an annual rate of 7.10% of the liquidation amount of $25 per Preferred Security, plus you will accumulate additional distributions at the same rate, compounded quarterly, on any unpaid distributions (to the extent permitted by law). You will also be required to accrue interest income and include it in your gross income for United States federal income tax purposes, even if you are a cash basis taxpayer.

REDEMPTION

     The Trust must redeem the Preferred Securities when the Junior Subordinated Debt Securities are paid at maturity or upon any earlier redemption by the Company.

     The Company has the option to redeem the Junior Subordinated Debt Securities, in whole or in part, on or after October 19, 2003 at a redemption price equal to the principal amount to be redeemed plus any accrued and unpaid interest. In addition, the Company has the option to redeem the Junior Subordinated Debt Securities at any time, in whole but not in part, at the same redemption price described above, if certain tax events occur or if there is a change in the Investment Company Act of 1940 that requires the Trust to register under that law.

THE COMPANY'S GUARANTEE OF THE PREFERRED SECURITIES

     The Company will guarantee the Preferred Securities based on:

     - its obligations to make payments on the Junior Subordinated Debt Securities;

     - its obligations under the Preferred Securities guarantee (the "Guarantee"); and

     - its obligations under the Amended and Restated Declaration of Trust of Nationwide Financial Services Capital Trust II (the "Declaration"), which sets forth the terms of the Trust.

     For discussion of the Company's obligations listed above, see "Description of Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debt Securities and the Guarantee" in this Prospectus Supplement and "Description of the Preferred Securities Guarantees" in the accompanying Prospectus.

     If the Company does not make a payment on the Junior Subordinated Debt Securities, the Trust will not have sufficient funds to make payments on the Preferred Securities. The Guarantee does not cover payments when the Trust does not have sufficient funds.

     The Company's obligations under the Junior Subordinated Debt Securities are subject to payment on its Senior Indebtedness (as defined herein) and will be effectively subordinated to all existing and future liabilities and obligations of the Company and its subsidiaries, including liabilities and obligations to policyholders, except that the Company's obligations under its outstanding 7.899% Junior Subordinated Debentures due 2037 are equal in rank with the Company's obligations under the Junior Subordinated Debt Securities. As of June 30, 1998, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company and its subsidiaries that would have effectively ranked senior to the Junior Subordinated Debt Securities was approximately $66 billion.

DISSOLUTION OF THE TRUST AND DISTRIBUTION OF THE PREFERRED SECURITIES

     At any time, the Company will have the right to dissolve the Trust and cause the Junior Subordinated Debt Securities to be distributed to the holders of the Preferred Securities and the holders of the Common Securities.

     In the event of the involuntary or voluntary liquidation, dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon to the date of payment, unless, in connection with such dissolution, the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities.

     If the Junior Subordinated Debt Securities are distributed, the Company will use its best efforts to list them on the New York Stock Exchange in place of the Preferred Securities.

VOTING RIGHTS

     Holders of Preferred Securities have limited voting rights. In general, only the Company can replace or remove any of the trustees of the Trust. However, if any event of default under the Declaration occurs and is continuing, the holders of at least a majority in aggregate liquidation amount of the Preferred Securities may replace the Property Trustee (as defined herein) and the Delaware Trustee (as defined herein).

USE OF PROCEEDS

     The proceeds from the sale of the Preferred Securities will be used by the Trust to purchase the Junior Subordinated Debt Securities issued by the Company. The Company expects to use such proceeds for general corporate purposes, which may include possible acquisitions of financial services companies or their assets, investments in or loans to subsidiaries, working capital, retirement of obligations of the Company or other corporate purposes. Pending such use, the net proceeds may be temporarily invested.

     On September 29, 1998, the Company issued a news release confirming its involvement in discussions with United Asset Management Corporation regarding the possible acquisition of United Asset Management Corporation's investment management affiliate, Pilgrim Baxter & Associates. There can be no assurance as to the outcome of the discussions or that an acquisition will be consummated. However, if the acquisition is consummated, all or a portion of such proceeds may be used to finance the acquisition.

LISTING

     We have applied to list the Preferred Securities on the New York Stock Exchange.

BOOK-ENTRY ONLY ISSUANCE

     The Preferred Securities will be represented by a global security that will be deposited with and registered in the name of The Depository Trust Company, New York, New York ("DTC") or its nominee. This means that you will not receive a certificate for the Preferred Securities.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for the Company and its subsidiaries on a consolidated basis for the years ended December 31, 1997, 1996, 1995, 1994 and 1993, and for the six months ended June 30, 1998. The Company has authority to issue up to 50,000,000 shares of Preferred Stock; however, there are currently no shares outstanding and the Company currently does not have a Preferred Stock dividend obligation. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately. The Company had no debt outstanding prior to 1997.

                                 SIX MONTHS
                                   ENDED       YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                  JUNE 30,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                    1998          1997           1996           1995           1994           1993
                                 ----------   ------------   ------------   ------------   ------------   ------------
Ratio of Earnings to Fixed
  Charges......................    17.2x         16.6x           N/A            N/A            N/A            N/A

     The ratio of earnings to fixed charges is calculated by dividing earnings (income from continuing operations before income taxes plus fixed charges) by fixed charges (interest expense on debt of the Company and on capital and preferred securities of subsidiary trusts of the Company). Fixed charges do not include interest credited to policyholder account balances of $1,016.6 million for the year ended December 31, 1997 and $526.6 million for the six months ended June 30, 1998. Interest credited to policyholder account balances totaled $982.3 million, $950.3 million, $844.6 million and $824.0 million for the years ended December 31, 1996, 1995, 1994 and 1993, respectively.

                                  RISK FACTORS

     You should read carefully the following risk factors and the other sections of this Prospectus Supplement and the accompanying Prospectus before purchasing any Preferred Securities.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND JUNIOR SUBORDINATED DEBT SECURITIES

     The Company's obligations under the Guarantee are unsecured and will rank in priority of payment:

     - junior to all of the Company's general liabilities, except those liabilities that, by their terms, are junior or equal to the Company's obligations under the Guarantee;

     - equal with the Company's most senior preferred and preference stock and equal with the Company's obligations under other similar trust guarantees; and

     - senior to the Company's common stock.

     The Company's obligations under the Junior Subordinated Debt Securities are unsecured and will rank junior in priority of payment to the Company's Senior Indebtedness (as defined in "Description of the Junior Subordinated Debt Securities -- Subordination") and effectively will rank junior to all existing and future liabilities and obligations of the Company and its subsidiaries, including liabilities and obligations to policyholders, except that the Company's obligations under its outstanding 7.899% Junior Subordinated Debentures due 2037 are equal in rank with the Company's obligations under the Junior Subordinated Debt Securities. At June 30, 1998, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company and its subsidiaries that would have effectively ranked senior to the Junior Subordinated Debt Securities was approximately $66 billion. The Preferred Securities, the Junior Subordinated Debt Securities and the Guarantee do not limit the ability of the Company or any of its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Debt Securities and the Guarantee. For more information please refer to "Description of the Junior Subordinated Debt Securities -- Subordination" and "Description of Guarantee -- Status of the Guarantee."

PAYMENTS ON PREFERRED SECURITIES DEPENDENT ON COMPANY'S PAYMENTS ON JUNIOR SUBORDINATED DEBT SECURITIES; RIGHTS UNDER THE GUARANTEE

     The ability of the Trust to timely pay distributions on the Preferred Securities and the liquidation amount of $25 per Preferred Security is solely dependent upon the Company making the related payments on the Junior Subordinated Debt Securities when due.

     If the Company defaults on its obligation to pay principal of or interest on the Junior Subordinated Debt Securities, the Trust will not have sufficient funds to pay distributions or the $25 per Preferred Security liquidation amount. As a result, you will not be able to rely upon the Guarantee for payment of these amounts. Instead, you or the Property Trustee may enforce the rights of the Trust under the Junior Subordinated Debt Securities directly against the Company.

     For more information please refer to "Description of the Junior Subordinated Debt Securities -- Subordination" and "Description of Guarantee -- Status of the Guarantee."

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE PREFERRED SECURITIES

     If an event of default under the Junior Subordinated Debt Securities occurs and is continuing, such event will be an event of default under the Preferred Securities. In that case, the holders of the Preferred Securities would rely on the enforcement by the Property Trustee of its rights as holder of the Junior Subordinated Debt Securities against the Company. The holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the Property Trustee to exercise its remedies, and if the Property Trustee does not enforce its rights any record holder may take action directly against the Company to enforce the Property Trustee's rights. If an event of default under the Preferred Securities occurs that is attributable to the Company's failure to pay interest or principal on the Junior Subordinated Debt Securities, a record holder of the Preferred Securities may proceed directly against the Company. The record holder of the Preferred

Securities will be DTC, acting at the direction of the beneficial holders of the Preferred Securities. The holders of Preferred Securities will not be able to exercise directly any other remedies available to the holders of the Junior Subordinated Debt Securities unless the Property Trustee fails to do so. See "Description of the Preferred Securities -- Declaration Events of Default" and "Description of the Junior Subordinated Debt Securities -- Indenture Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TRADING CHARACTERISTICS; TAX CONSEQUENCES

     So long as no event of default under the Junior Subordinated Debt Securities has occurred and is continuing, the Company has the right, at one or more times, to defer interest payments on the Junior Subordinated Debt Securities for up to 20 consecutive quarters, but not beyond the maturity date of the Junior Subordinated Debt Securities.

     As a consequence, the Trust would defer distributions on the Preferred Securities during any deferral period. However, you would still accumulate distributions at the rate of 7.10% per annum, compounded quarterly, to the extent permitted by law. During a deferral period, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Junior Subordinated Debt Securities.

     During a deferral period, you will be required to accrue interest income for United States federal income tax purposes in respect of your pro-rata share of the Junior Subordinated Debt Securities held by the Trust. As a result, you must include the accrued interest in your gross income for United States federal income tax purposes before you receive a cash distribution. You will also not receive the cash distribution related to any accrued and unpaid interest from the Trust if you sell the Preferred Securities before the end of any deferral period.

     During a deferral period, accrued but unpaid distributions will increase your tax basis in the Preferred Securities. If you sell the Preferred Securities during a deferral period, your increased tax basis will decrease the amount of any capital gain or increase the amount of any capital loss that you may have otherwise realized on the sale. A capital loss, except in certain limited circumstances, cannot be applied to offset ordinary income.

     The Company has no current intention of exercising its right to defer interest payments on the Junior Subordinated Debt Securities. However, if the Company exercises its right in the future, the market price of the Preferred Securities is likely to be affected. If you sell the Preferred Securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the Preferred Securities.

     See "Certain Federal Income Tax Considerations" for more information regarding the tax consequences of purchasing the Preferred Securities.

SPECIAL EVENT REDEMPTION

     At any time a Special Event (as that term is defined under "Description of the Preferred Securities -- Special Event Redemption" and which generally means the occurrence of certain tax events or a change in the Investment Company Act of 1940, as amended, that requires the Trust to register under that law) occurs and is continuing, the Company has the right to redeem the Junior Subordinated Debt Securities, in whole (but not in part). The redemption of the Junior Subordinated Debt Securities will cause a mandatory redemption of the Preferred Securities and the Common Securities within 90 days of the event at a redemption price equal to the liquidation amount of $25 per security plus any unpaid distributions. See "Description of the Preferred Securities -- Special Event Redemption" for more information.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES; POSSIBLE ADVERSE EFFECT ON MARKET PRICE

     The Trust may be terminated before its expiration on May 8, 2053, if certain events occur and at any time at the Company's option. As a result, and subject to the terms of the Declaration, the trustees may distribute the Junior Subordinated Debt Securities to the holders of the Preferred Securities and the holders of the

Common Securities. Although the Company has agreed to use its best efforts to list the Junior Subordinated Debt Securities on the New York Stock Exchange if this occurs, there can be no assurance that the Junior Subordinated Debt Securities will be approved for listing or that a trading market will exist for the Junior Subordinated Debt Securities.

     The Company cannot predict the market prices for the Junior Subordinated Debt Securities that may be distributed. Accordingly, the Junior Subordinated Debt Securities that you receive upon a distribution, or the Preferred Securities you hold pending such a distribution, may trade at a discount to the price that you paid to purchase the Preferred Securities.

     Because you may receive Junior Subordinated Debt Securities, you must also make an investment decision with regard to the Junior Subordinated Debt Securities. You should carefully review all the information regarding the Junior Subordinated Debt Securities contained in this Prospectus Supplement and the accompanying Prospectus.

     See "Certain Federal Income Tax Considerations" where we discuss applicable United States federal income tax consequences.

OPTIONAL REDEMPTION

     At the option of the Company, the Junior Subordinated Debt Securities may be redeemed, in whole or in part, on or after October 19, 2003, at a redemption price equal to the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. See "Description of the Junior Subordinated Debt Securities -- Optional Redemption." You should assume that the Company will exercise its redemption option if the Company is able to refinance at a lower interest rate or it is otherwise in the interest of the Company to redeem the Junior Subordinated Debt Securities. If Junior Subordinated Debt Securities are redeemed, the Trust must redeem the Preferred Securities and the Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of Junior Subordinated Debt Securities so redeemed. See "Description of the Preferred Securities -- Mandatory Redemption of Trust Securities."

LIMITED VOTING RIGHTS

     Holders of Preferred Securities have limited voting rights. In general, only the Company can replace or remove any of the trustees of the Trust. However, if any event of default under the Declaration occurs and is continuing, the holders of at least a majority in aggregate liquidation amount of the Preferred Securities may replace the Property Trustee and the Delaware Trustee.

     See "Description of the Preferred Securities -- Voting Rights" for more information.

                                  THE COMPANY

     Nationwide Financial Services, Inc. was formed in November 1996 and is a holding company for Nationwide Life Insurance Company and the other companies within the Nationwide Insurance Enterprise that offer or distribute long-term savings and retirement products. The Nationwide Insurance Enterprise refers to Nationwide Mutual Insurance Company and its subsidiaries and affiliates, which include over 100 companies that offer a wide range of insurance and investment products and services.

     The Company and its subsidiaries are leading providers of long-term savings and retirement products, including variable annuities, fixed annuities and life insurance, as well as mutual funds and pension products and administrative services. The Company believes that it has positioned itself to compete effectively in many stock market and interest rate environments by developing and offering this wide variety of products. The Company markets these products through a broad spectrum of wholesale and retail distribution channels, including financial planners, pension plan administrators, securities firms, banks, and Nationwide Mutual Insurance Company agents.

     The Company had an initial public offering of its Class A Common Stock, par value $0.01 per share, on March 11, 1997, pursuant to which it sold approximately 23.6 million shares, for aggregate net proceeds of approximately $524.2 million. Also in March of 1997, the Company had two companion public offerings, pursuant to which it sold $300 million aggregate principal amount of 8% Senior Notes, and Nationwide Financial Services Capital Trust, its subsidiary trust, sold $100 million aggregate liquidation amount of 7.899% Capital Securities. The net proceeds of these three transactions totaled approximately $917 million. The Company contributed approximately $836.8 million of the proceeds to the capital of Nationwide Life Insurance Company, and kept approximately $80.2 million for general corporate purposes.

     All of the Company's Class B Common Stock, par value $0.01 per share, is owned by Nationwide Corporation, a subsidiary of Nationwide Mutual Insurance Company. The Class A Common Stock and the Class B Common Stock make up the Company's outstanding common stock. The Class B Common Stock represents approximately 81.5% of the total number of shares of this common stock, and 97.8% of the combined voting power of all of the Company's stockholders.

     The Company's mailing address is One Nationwide Plaza, Columbus, Ohio 43215, and the Company's telephone number is (614) 249-7111.

                 NATIONWIDE FINANCIAL SERVICES CAPITAL TRUST II

GENERAL

     Nationwide Financial Services Capital Trust II (the "Trust") is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of May 7, 1998, executed by the Company, as sponsor (the "Sponsor"), and the trustees of the Trust named therein (as described below) and
(ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on May 8, 1998. Such declaration of trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." The Company will directly or indirectly acquire the Common Securities (together with the Preferred Securities, the "Trust Securities") in an aggregate liquidation amount equal to 3% or more of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto.

     The term of the Trust will expire on May 8, 2053, but the Trust may dissolve earlier as provided in the Declaration. The Trust's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. Pursuant to the Declaration, the number of trustees of the Trust will initially be four: Wilmington Trust Company, a Delaware banking corporation with its principal place of business in the State of Delaware, as the Delaware trustee (the "Delaware Trustee") and as institutional trustee (the "Property Trustee"), and two individual trustees (the "Regular Trustees" and, together with the Property Trustee and the Delaware Trustee, the "Trustees") will be persons who are employees or officers of, or who are affiliated with, the Company. The Property Trustee will act as the sole indenture trustee under the Declaration for purposes of compliance with the Trust Indenture Act until removed or replaced by the holder of the Common Securities. Wilmington Trust Company will also act as Trust Indenture Act indenture trustee (the "Guarantee Trustee") under the Guarantee, and as Trust Indenture Act indenture trustee (the "Subordinated Indenture Trustee") under the Subordinated Indenture pursuant to which the Junior Subordinated Debt Securities are issued. See "Description of the Junior Subordinated Debt Securities" and "Description of Guarantee."

     The Property Trustee will hold title to the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities and, in its capacity as the holder, the Property Trustee will have the power to exercise all rights, powers and privileges under the Subordinated Indenture (as defined herein) pursuant to which the Junior Subordinated Debt Securities are issued. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing trust account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right, subject to certain restrictions contained in the Declaration, to appoint, remove or replace any Trustee and to increase or decrease the number of Trustees. The Company will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Junior Subordinated Debt Securities -- Certain Fees and Expenses."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act. See "Description of the Preferred Securities."

     The principal place of business of the Delaware Trustee is c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The principal place of business of the Trust shall be c/o Nationwide Financial Services, Inc., One Nationwide Plaza, Columbus, Ohio 43215, and its telephone number is (614) 249-7111.

                                USE OF PROCEEDS

     The proceeds from the sale of the Preferred Securities offered hereby will be used by the Trust to purchase the Junior Subordinated Debt Securities issued by the Company. The Company expects to use such proceeds for general corporate purposes, which may include possible acquisitions of financial services companies or their assets, investments in or loans to subsidiaries, working capital, retirement of obligations of the Company or other corporate purposes. Pending such use, the net proceeds may be temporarily invested.

     On September 29, 1998, the Company issued a news release confirming its involvement in discussions with United Asset Management Corporation regarding the possible acquisition of United Asset Management Corporation's investment management affiliate, Pilgrim Baxter & Associates. There can be no assurance as to the outcome of the discussions or that an acquisition will be consummated. However, if the acquisition is consummated, all or a portion of such proceeds may be used to finance the acquisition.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company and its subsidiaries as of June 30, 1998 and as adjusted to give effect to the issuance of the Preferred Securities offered hereby and the use of proceeds therefrom. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Company and its subsidiaries incorporated herein by reference.

                                                                 AS OF JUNE 30, 1998
                                                              -------------------------
                                                               ACTUAL      AS ADJUSTED
                                                              ---------    ------------
                                                              (IN MILLIONS OF DOLLARS)
Long-term debt..............................................  $  298.4       $  298.4
Company-obligated mandatorily redeemable preferred
  securities of subsidiary trusts holding solely junior
  subordinated debt securities of the Company(1)............     100.0          300.0
Shareholders' equity excluding accumulated other
  comprehensive income......................................   2,029.1        2,029.1
Accumulated other comprehensive income......................     250.0          250.0
                                                              --------       --------
          Total Capitalization..............................  $2,677.5       $2,877.5
                                                              ========       ========

---------------
(1) As described herein, the sole assets of the Trust will be $206,185,600 of 7.10% Junior Subordinated Debt Securities, issued by the Company to the Trust. The Junior Subordinated Debt Securities will mature on October 31, 2028. The Company owns all of the Common Securities of the Trust. It is anticipated that the Trust will not be subject to the reporting requirements under the Securities and Exchange Act of 1934, as amended. The sole assets of Nationwide Financial Services Capital Trust (the "Nationwide Capital Trust") are $103,093,000 of 7.899% junior subordinated deferrable interest debentures due March 1, 2037, issued by the Company to the Nationwide Capital Trust.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
      AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for the Company and its subsidiaries on a consolidated basis for the years ended December 31, 1997, 1996, 1995, 1994 and 1993, and for the six months ended June 30, 1998. The Company had no debt outstanding prior to 1997.

                                 SIX MONTHS
                                   ENDED       YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                  JUNE 30,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                    1998          1997           1996           1995           1994           1993
                                 ----------   ------------   ------------   ------------   ------------   ------------
Ratio of Earnings to Fixed
  Charges(1)(2)................    17.2x         16.6x           N/A            N/A            N/A            N/A

---------------
(1) The Company has authority to issue up to 50,000,000 shares of Preferred Stock; however, there are currently no shares outstanding and the Company currently does not have a Preferred Stock dividend obligation. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

(2) The ratio of earnings to fixed charges is calculated by dividing earnings (income from continuing operations before income taxes plus fixed charges) by fixed charges (interest expense on debt of the Company and on capital and preferred securities of subsidiary trusts of the Company). Fixed charges do not include interest credited to policyholder account balances of $1,016.6 million for the year ended December 31, 1997 and $526.6 million for the six months ended June 30, 1998. Interest credited to policyholder account balances totaled $982.3 million, $950.3 million, $844.6 million and $824.0 million for the years ended December 31, 1996, 1995, 1994 and 1993, respectively.

                                ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Preferred Securities will be presented as a separate line item in the balance sheet of the Company and disclosures concerning the Preferred Securities, the Guarantee and the Junior Subordinated Debt Securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record distributions payable on the Preferred Securities as an expense.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, Wilmington Trust Company, will act as indenture trustee under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the caption "Description of the Trust Preferred Securities." The following summary of the material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the description in the accompanying Prospectus, the Declaration (a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part), the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Trust to issue the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default (as defined herein), the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee will hold title to the Junior Subordinated Debt Securities purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust out of money held by the Trust, are guaranteed by the Company to the extent described under "Description of Guarantee." The Guarantee will be held by Wilmington Trust Company, the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to (i) vote to direct the Property Trustee to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities or (ii) if the failure of the Trust to pay distributions is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities, institute a proceeding directly against the Company for enforcement of payment to such holder of the principal or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities. See "-- Voting Rights."

DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at a rate per annum of 7.10% of the stated liquidation amount of $25 per Preferred Security. Distributions in arrears beyond the first date such distributions are payable (or would be payable, if not for any Extension Period or default by the Company on the Junior Subordinated Debt Securities) will bear interest thereon at the rate per annum of 7.10% thereof compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Preferred Securities will be cumulative, will accrue from and including October 19, 1998, and will be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each a "Distribution Payment Date"), commencing January 31, 1999.

     The distribution rate and the Distribution Payment Dates and other payment dates for the Preferred Securities will correspond to the interest rate and Interest Payment Dates (as defined herein) and other payment dates on the Junior Subordinated Debt Securities.

     The Company has the right under the Subordinated Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Securities for an Extension Period not exceeding 20 consecutive quarterly interest periods during which no interest shall be due and payable; provided, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. If the Company extends the interest payment period, quarterly distributions on the Preferred Securities would be deferred (though such distributions would continue to accrue with interest thereon compounded quarterly, since interest would continue to accrue on the Junior Subordinated Debt Securities) during any such extended interest payment period.

     If the Company exercises its right to extend the interest payment period, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock,
(iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) distributions of rights under any shareholders rights plan adopted by the Company), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company or its subsidiaries which rank pari passu with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly interest periods; provided further, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. Consequently, there could be numerous Extension Periods of varying lengths throughout the term of the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt
Securities -- Interest" and "-- Option to Extend Interest Payment Period." The Regular Trustees shall give the holders of the Preferred Securities notice of any Extension Period upon their receipt of notice thereof from the Company. See "Description of the Junior Subordinated Debt Securities -- Option To Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period. If the Company elects to defer payments of interest on the Junior Subordinated Debt Securities, the market price of the Preferred Securities is likely to be affected. Distributions on the Preferred Securities will be made on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from the Company on the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities." The payment of distributions out of monies held by the Trust is guaranteed by the Company to the extent set forth under "Description of Guarantee."

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust at the close of business on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Junior Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry only form, the relevant record dates shall conform to the rules of any securities exchange on which the Preferred Securities are listed and, if none, the Regular Trustees shall have the right to select relevant record dates, which shall be more than 14 days but less than 60 days prior to the relevant Distribution Payment Dates. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the relevant Distribution Payment Date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York or Wilmington, Delaware are permitted or required by any applicable law to close.

MANDATORY REDEMPTION OF TRUST SECURITIES

     The Preferred Securities have no stated maturity date but will be redeemed upon the maturity of the Junior Subordinated Debt Securities or to the extent the Junior Subordinated Debt Securities are redeemed. The Junior Subordinated Debt Securities will mature on October 31, 2028, and may be redeemed, (i) in whole at any time, or in part from time to time, on or after October 19, 2003, or (ii) at any time, in whole but not in part, in certain circumstances upon the occurrence of a Special Event (as defined herein), in either case, at a redemption price equal to accrued and unpaid interest on the Junior Subordinated Debt Securities so redeemed to the date fixed for redemption plus the principal amount thereof. See "Description of the Junior Subordinated Debt Securities -- Optional Redemption." Upon the maturity of the Junior Subordinated Debt Securities, the proceeds of the repayment thereof shall simultaneously be applied to redeem all outstanding Trust Securities at the Redemption Price. Upon the redemption of the Junior Subordinated Debt Securities, whether in whole or in part (either at the option of the Company or pursuant to a Special Event), the proceeds from such redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed at the Redemption Price; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. In the event that fewer than all of the outstanding Junior Subordinated Debt Securities are to be redeemed, the Trust Securities will be redeemed pro rata as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

SPECIAL EVENT REDEMPTION

     "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any interpretation or application of, or pronouncement with respect to, such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), which amendment or change is effective or which interpretation, application or pronouncement is announced on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities, (ii) interest payable to the Trust on the Junior Subordinated Debt Securities would not be deductible, in whole or in part, by the Company for United States federal income tax purposes or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in practicing under the 1940 Act (as defined herein) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

     If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Junior Subordinated Debt Securities, in whole but not in part, for cash within 90 days following the occurrence of such Special Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed shall be redeemed by the Trust at the Redemption Price.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     The Company will have the right at any time to dissolve the Trust and after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities.

     If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Junior Subordinated Debt Securities to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

     After the date for any distribution of Junior Subordinated Debt Securities upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the securities depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by the depositary or its nominee will be deemed to represent Junior Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

     If a dissolution and liquidation of the Trust were to occur, there can be no assurance as to the market prices for either the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Preferred Securities. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of the Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, and if the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debt Securities, the Property Trustee will irrevocably deposit with the securities depositary for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give the securities depositary for the Preferred Securities irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "-- Book-Entry Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price without interest on such Redemption Price.

     In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by the Company pursuant to the Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed in accordance with the depositary's standard procedures. See "-- Book-Entry Only Issuance -- The Depository Trust Company."

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), any of the Company, its subsidiaries or its affiliates may, at any time and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Trust (each a "Liquidation"), the holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Junior Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities outstanding at such time have been distributed on a pro rata basis to the holders of such Preferred Securities.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such Liquidation pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

     Pursuant to the Declaration, the Trust shall dissolve (i) on May 8, 2053, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Common Securities or the Company, or the revocation of the charter of the holder of the Common Securities or the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or the Trust, or (vi) upon the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Subordinated Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and therefore the Subordinated Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of Common Securities. See "-- Voting Rights."

     If the Property Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may, to the fullest extent permitted by law, directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Property Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from the Trust. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

     Upon the occurrence of an Indenture Event of Default, the Property Trustee as the sole holder of the Junior Subordinated Debt Securities will have the right under the Subordinated Indenture to declare the principal of and interest on the Junior Subordinated Debt Securities to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described in this Prospectus Supplement and in the accompanying Prospectus under "Description of Preferred Securities Guarantees -- Amendments and Assignment," and except as provided under the Trust Act, the Trust Indenture Act and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration including the right to direct the Property Trustee, as holder of the Junior Subordinated Debt Securities, to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee with respect to the Junior Subordinated Debt Securities, (ii) waive any past Indenture Event of Default that is waivable under Section 5.13 of the Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Subordinated Indenture or the Junior Subordinated Debt Securities where such consent shall be required; provided, however, that, where a consent or action under the Subordinated Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debt Securities (a "Super Majority") affected thereby, only the holders of at least such Super Majority in aggregate liquidation amount of the Preferred Securities may direct the Property Trustee to give such consent or take such action. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debt Securities (other than by reason of the failure to obtain the opinion set forth in the last sentence of this paragraph), any record holder of Preferred Securities may, to the fullest extent permitted by law, directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Subordinated Indenture Trustee with respect to the Junior Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the Property Trustee, the Property Trustee, as holder of the Junior Subordinated Debentures, shall not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the Property Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     In the event the consent of the Property Trustee, as the holder of the Junior Subordinated Debt Securities, is required under the Subordinated Indenture with respect to any amendment, modification or termination of the Subordinated Indenture, the Property Trustee shall request the written direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where any amendment, modification or termination under the Subordinated Indenture would require the consent of a Super Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in aggregate liquidation amount of the Trust Securities which the relevant Super Majority represents of the aggregate principal amount of the Junior Subordinated Debt Securities outstanding. The Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes the Trust will not be classified as other than a grantor trust.

     A waiver of an Indenture Event of Default by the Property Trustee at the direction of the holders of the Preferred Securities will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debt Securities in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company."

     Except in certain circumstances as set forth in the Declaration, holders of the Preferred Securities will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee); provided, that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only holders of the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for United States federal income tax purposes as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below or under "-- Liquidation Distribution Upon Dissolution." The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee, in its capacity as the holder of the Junior Subordinated Debt Securities, (iii) the Preferred Securities or any Successor Securities are listed or quoted, or any Successor Securities will be listed or quoted upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Trust has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an "investment company" under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes; and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if in the opinion of a nationally recognized independent tax counsel experienced in such matters, such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes. See "-- Special Event Redemption " and
"-- Liquidation Distribution upon Dissolution."

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. (the "NASD"). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission (the "Commission").

     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

     To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Preferred Securities in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities will be made by transfer of immediately available funds to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time.

     Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as described herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

     DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but none of the Company, the Trust or any Underwriter (as defined herein) takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Notwithstanding the foregoing, the holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

PAYING AGENT; TRANSFER AGENT AND REGISTRAR

     In the event that the Preferred Securities do not remain in book-entry only form, the following provisions will apply: The Property Trustee will act as paying agent and may designate an additional or substitute paying agent at any time. The Trust and the Property Trustee shall be entitled to treat the holders of the Preferred Securities, as their names appear in the registration books kept by the Property Trustee at its corporate office, as the owners of those Preferred Securities for all purposes under the Declaration. Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption, or on or after the liquidation date.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the certificate of incorporation of the Company, that each of the Company and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

     Holders of the Preferred Securities have no preemptive or similar rights.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     Set forth below is a description of the specific terms of the Junior Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Junior Subordinated Debt Securities set forth in the accompanying Prospectus under the caption "Description of Debt Securities". The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to:
(i) the description of the Subordinated Debt Securities in the accompanying Prospectus; (ii) the Subordinated Indenture dated as of October 19, 1998 (the "Base Indenture") and the First Supplemental Indenture dated as of October 19, 1998 (together with the Base Indenture, the "Subordinated Indenture"), between the Company and Wilmington Trust Company, as Trustee (the "Subordinated Indenture Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part; and (iii) the Trust Indenture Act. Certain capitalized terms used herein are defined in the Subordinated Indenture.

     The Company will have the right at any time to dissolve the Trust and cause the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities.

     If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Junior Subordinated Debt Securities listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.

GENERAL

     The Junior Subordinated Debt Securities will be issued as unsecured debt under the Subordinated Indenture. The Junior Subordinated Debt Securities will be limited in aggregate principal amount to approximately $206,185,600, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by the Company to the Trust in exchange for the Common Securities (the "Common Subscription Payment").

     The Junior Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional Interest (as defined herein), if any, on October 31, 2028.

     If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, such Junior Subordinated Debt Securities will initially be issued in the form of one or more Global Securities (as defined under "Book-Entry and Settlement" below). As described herein, under certain limited circumstances, Junior Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Junior Subordinated Debt Securities are issued in certificated form, such Junior Subordinated Debt Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debt Securities issued as a Global Security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Subordinated Indenture Trustee in New York, New York; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

     The Company does not intend to issue and sell the Junior Subordinated Debt Securities to any purchasers other than the Trust.

     There are no covenants or provisions in the Subordinated Indenture that would afford the holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect such holders, nor does the Subordinated Indenture limit the amount of indebtedness that may be incurred by the Company or its subsidiaries, including indebtedness that ranks senior to the Junior Subordinated Debt Securities.

SUBORDINATION

     The Subordinated Indenture provides that the Junior Subordinated Debt Securities are subordinated and junior in right of payment to all present or future Senior Indebtedness of the Company. No payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Company has not been paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, until such Senior Indebtedness is paid in full or such acceleration has been rescinded. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of Junior Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of the Company then outstanding, the rights of the holders of the Junior Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debt Securities are paid in full.

     The term "Senior Indebtedness" means, with respect to the Company, the principal of and premium, if any, and interest on (a) all indebtedness of the Company, whether outstanding on the date of the Subordinated Indenture or thereafter created, (i) for money borrowed by the Company, (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company, for the payment of which the Company is directly liable, and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence, the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of the Company. Notwithstanding anything to the contrary in the Subordinated Indenture or the Junior Subordinated Debt

Securities, Senior Indebtedness shall not include, (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Junior Subordinated Debt Securities (which shall include the Company's outstanding 7.899% Junior Subordinated Debentures due 2037 in the aggregate principal amount of $100,000,000) or (ii) any indebtedness of the Company to a subsidiary of the Company. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. The Company is a non-operating holding company with no significant business operations of its own, and most of the assets of the Company are owned by its subsidiaries. Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries. Holders of Junior Subordinated Debt Securities should look only to the assets of the Company for payments of interest and principal and premium, if any.

     The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company.

OPTIONAL REDEMPTION

     The Company shall have the right to redeem the Junior Subordinated Debt Securities, (i) in whole at any time, or in part from time to time, on or after October 19, 2003, or (ii) at any time, in whole but not in part, in certain circumstances upon the occurrence of a Special Event as described under "Description of the Preferred Securities -- Special Event Redemption," upon not less than 30 nor more than 60 days' notice, in either case at a redemption price equal to the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest (as defined herein), if any, to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debt Securities would result in the delisting of the Preferred Securities, the Company may only redeem the Junior Subordinated Debt Securities in whole. See "Description of the Preferred Securities -- Mandatory Redemption of Trust Securities" and
"-- Special Event Redemption."

INTEREST

     Each Junior Subordinated Debt Security shall bear interest at the rate of 7.10% per annum, from and including the original date of issuance, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each an "Interest Payment Date"), commencing January 31, 1999 to the person in whose name such Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Debt Securities shall cease to be held in book-entry only form, the Company shall have the right to select record dates, which shall be more than 14 days but less than 60 days prior to the Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as described in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed during such period in relation to the deemed 90 days in such quarterly period. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the relevant Interest Payment Date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company shall have the right at any time, and from time to time, during the term of the Junior Subordinated Debt Securities, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters; provided, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest) together with interest thereon compounded quarterly at the rate specified for the Junior Subordinated Debt Securities to the extent permitted by applicable law ("Compound Interest"); provided further, that during any such Extension Period, (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (iv) distributions of rights under any shareholders rights plan adopted by the Company), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company or its subsidiaries which rank pari passu with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further defer payments of interest by extending such Extension Period; provided, however, that such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarterly interest periods (including the quarterly interest period in which notice of such Extension Period (as described below) is given); provided further, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debt Securities. If the Property Trustee shall be the sole holder of the Junior Subordinated Debt Securities, the Company shall give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities would be payable, if not for such Extension Period, or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution would be payable, if not for such Extension Period, but in any event one Business Day prior to such record date. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Junior Subordinated Debt Securities, the Company shall give the holders of the Junior Subordinated Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debt Securities of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Junior Subordinated Debt Securities such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Junior Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Subordinated Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities. See "Description of the Debt Securities -- Events of Default" in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Junior Subordinated Debt Securities. See "Description of the Preferred Securities -- Declaration Events of Default" and "-- Voting Rights."

     Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debt Securities. The Company may not amend the Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all of the holders of Preferred Securities of the Trust. Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities held by the Trust or the Property Trustee of the Trust, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Junior Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debt Securities represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debt Securities in definitive form and will not be considered the Holders (as defined in the Subordinated Indenture) thereof for any purpose under the Subordinated Indenture, and no Global Security representing Junior Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Subordinated Indenture.

THE DEPOSITARY

     If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Junior Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of the Company, the Trust, the Subordinated Indenture Trustee, any paying agent and any other agent of the Company or the Subordinated Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A Global Security shall be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Indenture Event of Default with respect to such Junior Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debt Securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

CERTAIN FEES AND EXPENSES

     The Subordinated Indenture will provide that the Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities.

GOVERNING LAW

     The Subordinated Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

                            DESCRIPTION OF GUARANTEE

     Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the holders of Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as indenture trustee under the Guarantee (the "Guarantee Trustee"). The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Guarantee set forth in the accompanying Prospectus under the caption "Description of Preferred Securities Guarantees." The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities.

GENERAL

     Pursuant to and to the extent set forth in the Guarantee, the Company will irrevocably and unconditionally agree to pay in full to the holders of the Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, and (ii) the redemption price of $25 per Preferred Security, plus all accrued and unpaid distributions (the "Redemption Price"), to the extent the Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment or (b) the amount of assets of the Trust remaining for distribution to holders of the Preferred Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities from the time of issuance of the Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Junior Subordinated Debt Securities, the Trust will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of the Junior Subordinated Debt Securities." The Company has through the Guarantee, the Junior Subordinated Debt Securities, the Subordinated Indenture and the Declaration, taken together, fully, irrevocably and unconditionally guaranteed the obligations of the Company under the Preferred Securities.

CERTAIN COVENANTS OF THE COMPANY

     In the Guarantee, the Company will covenant that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration or an exercise by the Company of its right to defer payment of interest as provided in the Subordinated Indenture and such deferral period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock,
(iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) distributions of rights under any shareholders rights plan adopted by the Company) and (b) the Company shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities. The Guarantee, however, will except from the foregoing any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in aggregate stated liquidation amount of the outstanding Preferred Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An Event of Default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under the Guarantee, any holder of related Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against the Trust or any other person or entity.

     The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debt Securities, excluding those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and (iii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

   RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBT
                          SECURITIES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Junior Subordinated Debt Securities.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) pursuant to the Subordinated Indenture, the Company shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of the Trust other than with respect to the Trust Securities; and (iv) the Declaration further provides that the Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are irrevocably guaranteed by the Company as and to the extent described in this Prospectus Supplement under "Description of Guarantee" and as set forth under "Description of Preferred Securities Guarantees" in the accompanying Prospectus. If the Company does not make interest payments on the Junior Subordinated Debt Securities purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a guarantee on a subordinated basis with respect to the Preferred Securities from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

     The Company has through the Guarantee, Junior Subordinated Debt Securities, the Subordinated Indenture and the Declaration, taken together, fully, irrevocably and unconditionally guaranteed the obligations of the Company under the Preferred Securities.

     If the Company fails to make interest or other payments on the Junior Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred

Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and
"-- Voting Rights," may direct the Property Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may also institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Property Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from the Trust. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first
(i) directing the Guarantee Trustee to enforce the terms of the Guarantee or
(ii) instituting a legal proceeding against the Trust or any other person or entity.

     The Company and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of Guarantee -- General."

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions expressed herein are not binding on the Internal Revenue Service (the "IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

     Except as otherwise stated, this summary deals only with Preferred Securities held as a capital asset (within the meaning of section 1221 of the Code) by a holder who or which (i) purchased the Preferred Securities upon original issuance at their original offering price and (ii) is a U.S. Holder (as defined below). This summary does not address all the tax consequences that may be relevant to a U.S. Holder, nor does it address the tax consequences to holders that are not U.S. Holders or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding the Preferred Securities as a position in a "straddle," or as part of a "synthetic security," "hedging," as part of a "conversion" transaction or other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Preferred Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Preferred Securities, or (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Preferred Securities.

     A "U.S. Holder" is a holder of the Preferred Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, (ii) a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     LeBoeuf, Lamb, Greene & MacRae, L.L.P., special counsel to the Company and the Trust, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Subordinated Indenture (and certain other documents), the Junior Subordinated Debt Securities will be classified for all United States federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF THE TRUST

     LeBoeuf, Lamb, Greene & MacRae, L.L.P., will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debt Securities and each U.S. Holder will be required to include in gross income all interest on (including original issue discount ("OID") accrued, if any) or gain recognized for United States federal income tax purposes with respect to its allocable share of the Junior Subordinated Debt Securities.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under applicable Treasury regulations (the "Regulations"), remote contingencies that stated interest will not be timely paid are ignored in determining whether a debt instrument is issued with OID. If the Junior Subordinated Debt Securities are treated as issued with OID, such OID must be included in income by all holders as it accrues economically on a daily basis, without regard to when it is paid in cash or whether a particular holder generally uses the cash method of accounting. The Company has concluded that the likelihood of its exercising its option to defer payments of interest is remote. This conclusion is based on the Company's analysis, as of the date of issue of the Junior Subordinated Debt Securities, of various facts and circumstances deemed relevant to exercising such deferral option, including, among other things, the inability of the Company to declare or pay a dividend, or engage in certain other capital transactions, with respect to its capital stock, or to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt of the Company that ranks pari passu with or junior to the Junior Subordinated Debt Securities if the deferral option is exercised. Based upon this conclusion and in the absence of any specific definition of "remote" in the applicable Regulations, the Company intends to take the position that the Junior Subordinated Debt Securities should not be subject to the OID rules unless the Company exercises its option to extend the interest payment period. As a consequence, holders of Preferred Securities should report interest under their own methods of accounting (e.g., cash or accrual) instead of under the daily economic accrual rules for OID instruments.

     Under the Regulations, if the Company exercises its option to defer payments of interest, the Junior Subordinated Debt Securities would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments on the Junior Subordinated Debt Securities would thereafter be treated as OID, which would accrue, and be includible in a U.S. Holder's taxable income, on an economic accrual basis (regardless of the U.S. Holder's method of accounting for income tax purposes) over the remaining term of the Junior Subordinated Debt Securities (including any period of interest deferral), without regard to the timing of payments under the Junior Subordinated Debt Securities.

     The IRS could take the position that the likelihood the Company would exercise its right to defer payments of interest is not a "remote" contingency for purposes of the OID rules, in which case, the Junior Subordinated Debt Securities would be treated as initially issued with OID in an amount equal to the aggregate stated interest over the term of the Junior Subordinated Debt Securities. That OID would generally be includible in a U.S. Holder's taxable income, over the term of the Junior Subordinated Debt Securities on an economic accrual basis.

CHARACTERIZATION OF INCOME

     Because the income underlying the Preferred Securities will not be characterized as dividends for income tax purposes, corporate U.S. Holders of the Preferred Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Preferred Securities.

SALES OF PREFERRED SECURITIES

     A U.S. Holder that sells Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Preferred Securities and such holder's adjusted tax basis in such Preferred Securities. To the extent of any accrued but unpaid interest, the amount realized on the sale of such Preferred Securities will be treated as ordinary income. Assuming the Company does not defer interest on the Junior Subordinated Debt Securities by extending the interest payment period, a U.S. Holder's "adjusted tax basis" in the Preferred Securities generally will equal its initial purchase price. If the Company elects to defer interest payments, a U.S. Holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by any OID previously included in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities to the date of disposition. Any gain or loss recognized generally will be a capital gain or loss. The highest marginal individual federal income tax rate (which applies to ordinary income and gain from sales or exchanges of capital assets held for one year or less) is 39.6%. The maximum regular federal income tax rate on capital gains derived by individual taxpayers is 20% for sales and exchanges of capital assets held for more than one year. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate income tax rates of up to 35%.

     The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. A holder who disposes of his Preferred Securities between record dates for payments or distributions thereon will be required to include in income (to the extent not previously included in income) as ordinary income amounts attributable to accrued and unpaid interest on the Junior Subordinated Debt Securities through the date of disposition and the amount realized on disposition excludes the portion of the sales price treated as interest.

     If the Company elects to defer payments of interest, the market value of the Preferred Securities will likely fall. Furthermore, the market value of the Preferred Securities may not reflect the accumulated distribution that will be paid at the end of the Extension Period. A U.S. Holder who disposes of Preferred Securities during a Extension Period will be required to include as ordinary income the accrued OID on the Junior Subordinated Debt Securities through the date of disposition as ordinary income and add such amount to the U.S. Holder's adjusted tax basis in the Preferred Securities disposed of.

     To the extent the selling price of the Preferred Securities is less than the U.S. Holder's adjusted tax basis, the U.S. Holder will recognize capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

RECEIPT OF JUNIOR SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

     Under certain circumstances described herein (see "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution" in the accompanying Prospectus), the Trust may distribute the Junior Subordinated Debt Securities to holders in exchange for the Preferred Securities and in liquidation of the Trust. Except as discussed below, such a distribution would not be a taxable event for United States federal income tax purposes, and each U.S. Holder would have an aggregate adjusted basis in its Junior Subordinated Debt Securities for United States federal income tax purposes equal to such holder's aggregate adjusted basis in its Preferred Securities. (For a description of adjusted basis in the Preferred Securities, see discussion above in "-- Sales of Preferred Securities.") For United States federal income tax purposes, a U.S. Holder's holding period in the Junior Subordinated Debt Securities received in such a liquidation of the Trust would include the period during which the Preferred Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution could constitute a taxable event to both the Trust and U.S. Holders of the Preferred Securities for United States federal income tax purposes. In such case, a U.S. Holder's holding period in Junior Subordinated Debt Securities would not include the period during which the Junior Subordinated Debt Securities were held by the Trust.

     Under certain circumstances described herein (see "Description of the Preferred Securities"), the Junior Subordinated Debt Securities may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Such a redemption would be taxable for United States federal income tax purposes, and a U.S. Holder would recognize gain or loss as if it had sold the Preferred Securities for cash. See "-- Sales of Preferred Securities" above.

POTENTIAL TAX LAW CHANGES

     From time to time, the Clinton Administration has proposed certain tax law changes that would, among other things, generally deny interest deductions to a corporate issuer if the debt instrument has a term exceeding 15 years (earlier proposed tax law changes would have denied interest deductions if the debt instrument had a term exceeding 20 years) and if such debt instrument is not reflected as indebtedness on such issuer's consolidated balance sheet. Because the term of the Junior Subordinated Debt Securities exceeds 15 years, if a proposal of this sort were to become effective retroactively, the Company would be precluded from deducting interest on the Junior Subordinated Debt Securities. Enactment of any such proposal might in turn give rise to a Tax Event (as defined in "Description of the Preferred Securities -- Special Event Redemption") which, if the Company were to exercise its optional right to redeem the Junior Subordinated Debt Securities, would thereby result in a mandatory redemption of the Preferred Securities, as described under "Description of the Preferred
Securities -- Mandatory Redemption of Trust Securities" herein.

BACKUP WITHHOLDING

     Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the Preferred Securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Preferred Securities to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption.

     In addition, upon the sale of the Preferred Securities to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either
(i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information. Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its Non-U.S. status (and certain other conditions are met). Certification of the registered owner's Non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (an "ERISA Plan"), should consider the fiduciary standards of ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment in the Preferred Securities of the Trust. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA Plan and whether the investment is appropriate for the ERISA Plan in view of its overall investment policy and diversification of its portfolio.

     Certain provisions of ERISA and the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (collectively, "Plans"), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. The U.S. Department of Labor has issued a final regulation (the "Regulation") with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests are deemed to be plan assets.

     Under such Regulation, for purposes of ERISA and Section 4975 of the Code, the assets of the Trust would be deemed to be "plan assets" of a Plan whose assets were used to purchase Preferred Securities of the Trust if the Preferred Securities of the Trust were considered to be equity interests in the Trust and no exception to plan asset status was applicable under the Regulation. An "equity interest" is defined under the Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Preferred Securities held by Benefit Plan Investors will be less than 25% of the total value of such Preferred Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions of this exception.

     An exception from the above rules may be available under the Regulation for investments by Plans in certain publicly-registered securities. In order to qualify for this exception, the securities in question must be: (i) freely transferable; (ii) owned by at least 100 investors independent of the issuer and of one another; and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act and registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the issuer's fiscal year during which the offering occurred.

     It is currently anticipated that the Preferred Securities will be "freely transferable" for purposes of the above-referred exception, and will be owned by at least 100 investors independent of the issuer and of one another. Finally, no Preferred Securities will be sold except pursuant to an effective registration statement under the Securities Act, and it is intended that the required filings under the Exchange Act will be made for purposes of the above-referred exception. Therefore, the Trust should qualify for the exception, so that the Trust assets should not be "plan assets" of any Plan, and the Trust's underlying assets should not be treated as "plan assets" of Plan investors for purposes of determining whether any prohibited transaction has occurred, although there can be no assurance in this regard.

     If the assets of the Trust were determined under ERISA or the Code to be "plan assets" of Plans holding Preferred Securities, fiduciaries of such Plans might under certain circumstances be subject to liability for actions taken by the Trust. Moreover, fiduciaries with responsibilities to Plans (other than IRAs) might be deemed to have improperly delegated their fiduciary responsibilities to the Trustees of the Trust in violation of

ERISA. In addition, the Company might, in connection with the operation of the Trust, be considered a "party in interest" or "disqualified person" with respect to Plans holding Preferred Securities. If this were the case, an investment in Preferred Securities of the Trust by a Plan might constitute, or in the course of the operation of the Trust give rise to, a prohibited transaction under ERISA or the Code. In particular, it is likely that under such circumstances a prohibited extension of credit to the Company would be considered to have occurred under ERISA and the Code.

     In addition, the Company might be considered a "party in interest" or "disqualified person" with respect to certain Plans for reasons unrelated to the operation of the Trust, e.g., because of the provision of services by the Company or an affiliate to the Plan. A purchase of Preferred Securities of the Trust by any such Plan would be likely to result in a prohibited transaction, as a prohibited extension of credit to the Company by the Plan, without regard to whether the assets of the Trust constitute plan assets of any Plan.

     Because of the possibility that a prohibited transaction could occur as a result of the purchase or holding of the Preferred Securities of the Trust by a Plan, the Preferred Securities of the Trust may not be purchased or held by any Plan or any person investing "plan assets" of any Plan, in either case, with respect to which the Company is a "party in interest" or "disqualified person," unless such purchase or holding is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), or PTCE 84-14 (for certain transactions determined by independent qualified asset managers), or pursuant to any other available applicable exemptive relief. Any purchaser of the Preferred Securities of the Trust or any interest therein, in either case, with respect to which the Company is a "party in interest" or "disqualified person," will be deemed to have represented to the Trust and the Company that either (a) it is not a Plan and is not purchasing such securities (or interest therein) on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the Preferred Securities of the Trust (or interest therein) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or pursuant to any other available applicable exemptive relief.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of Preferred Securities of the Trust with Plan assets consult with its counsel regarding the consequences under ERISA and the Code of the acquisition and ownership of Preferred Securities of the Trust and the availability of exemptive relief under the class exemptions listed above. In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993), the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. The issues raised in Harris Trust have also been the subject of legislative action, and have been addressed in proposed regulations issued by the U.S. Department of Labor in December 1997.

                                  UNDERWRITING

     Under the terms and subject to the conditions of the Underwriting Agreement dated October 14, 1998 (the "Underwriting Agreement"), each Underwriter named below (the "Underwriters"), for whom Salomon Smith Barney Inc., A.G. Edwards & Sons, Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated, Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc., are acting as Representatives (the "Representatives"), has severally agreed to purchase from the Trust, and the Trust has agreed to sell to such Underwriter, the number of Preferred Securities set forth opposite the name of such Underwriter below.

                                                                NUMBER OF
                                                                PREFERRED
                            NAME                                SECURITIES
                            ----                                ----------
Salomon Smith Barney Inc. ..................................     1,158,000
A.G. Edwards & Sons, Inc. ..................................     1,135,000
Morgan Stanley & Co. Incorporated...........................     1,135,000
PaineWebber Incorporated....................................     1,135,000
Prudential Securities Incorporated..........................     1,135,000
Credit Suisse First Boston Corporation......................       200,000
J.P. Morgan Securities Inc. ................................       200,000
BT Alex. Brown Incorporated.................................        93,000
Bear, Stearns & Co. Inc. ...................................        93,000
J.C. Bradford & Co. ........................................        93,000
CIBC Oppenheimer Corp. .....................................        93,000
Dain Rauscher Incorporated..................................        93,000
EVEREN Securities, Inc. ....................................        93,000
Goldman, Sachs & Co. .......................................        93,000
Legg Mason Wood Walker, Incorporated........................        93,000
Piper Jaffray Inc. .........................................        93,000
Raymond James & Associates, Inc. ...........................        93,000
The Robinson-Humphrey Company, LLC..........................        93,000
SG Cowen Securities Corporation ............................        93,000
Wheat First Securities, Inc. ...............................        93,000
Craigie Incorporated........................................        33,000
Fahenstock & Co. Inc........................................        33,000
Fidelity Capital Markets, A Division of National Financial
  Services Corporation......................................        33,000
Fifth Third/The Ohio Company................................        33,000
First Albany Corporation....................................        33,000
First of Michigan Corporation...............................        33,000
Gibraltar Securities Co. ...................................        33,000
Gruntal & Co., L.L.C. ......................................        33,000
J.J.B. Hillard, W.L. Lyons, Inc. ...........................        33,000
Interstate/Johnson Lane Corporation.........................        33,000
Janney Montgomery Scott Inc. ...............................        33,000
McDonald & Company Securities, Inc. ........................        33,000
Mesirow Financial, Inc. ....................................        33,000
Morgan Keegan & Company, Inc. ..............................        33,000
Olde Discount Corporation...................................        33,000
Roney Capital Markets.......................................        33,000
Stephens Inc. ..............................................        33,000
TD Securities (USA) Inc. ...................................        33,000
Tucker Anthony Incorporated.................................        33,000
Utendahl Capital Partners, L.P. ............................        33,000
Wedbush Morgan Securities...................................        33,000
                                                                ----------
          Total.............................................     8,000,000
                                                                ==========

     The Underwriters are obligated to take and pay for the total number of Preferred Securities offered hereby if any such Preferred Securities are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Underwriting Agreement provides that the Trust and the Company will indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to make certain contributions in respect thereof.

     The Trust and the Company have agreed, during the period beginning on the date of the Underwriting Agreement and continuing to and including the date that is 30 days after the closing date for the purchase of the Preferred Securities, not to offer, sell, contract to sell or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by either of the Trust or the Company or any affiliate of the Trust or the Company or any person in privity and either of the Trust or the Company or any affiliate thereof) directly or indirectly, or announce the offering of, any preferred securities, any preferred stock or any other securities (including any backup undertakings of such preferred stock or other securities) of the Company or of the Trust, in each case that are substantially similar to the Preferred Securities, or any securities convertible into or exchangeable for the Preferred Securities or such substantially similar securities of either the Trust or the Company, except preferred securities offered pursuant to the accompanying Prospectus, without the prior written consent of Salomon Smith Barney Inc.

     In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Junior Subordinated Debt Securities of the Company, the Underwriting Agreement provides that the Company will pay as compensation to the Underwriters $0.7875 per Preferred Security for the accounts of the several Underwriters ($6,300,000 in the aggregate).

     The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession of $0.50 per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.35 per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives of the Underwriters.

     Application for listing of the Preferred Securities on the New York Stock Exchange has been made. If approved for listing, trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities.

     In order to facilitate the offering of the Preferred Securities, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Preferred Securities. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the Preferred Securities for their own account. In addition, to cover overallotments or to stabilize the price of the Preferred Securities, the Underwriters may bid for, and purchase, the Preferred Securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Preferred Securities in the offering, if the syndicate repurchases previously distributed Preferred Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Preferred Securities above independent market levels. The Underwriters are not required to engage in those activities, and if commenced, may end any of these activities at any time.

     Certain of the Underwriters and their affiliates have in the past provided, and may in the future provide, investment and/or commercial banking services to the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the Preferred Securities, the Junior Subordinated Debt Securities, the Guarantee and certain matters relating thereto and certain United States federal income tax matters will be passed upon for the Company by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York. Certain other legal matters in connection with the sale of the Preferred Securities offered hereby will be passed upon for the Company by W. Sidney Druen, Senior Vice President and General Counsel of the Company. Mr. Druen currently owns approximately 1,506 shares of Class A Common Stock and holds options to purchase 10,000 shares of Class A Common Stock. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine LLP, New York, New York. Dewey Ballantine LLP is currently representing Nationwide Mutual Insurance Company on another legal matter. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Trust and the Company by Richards, Layton & Finger, P.A., Special Delaware Counsel.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of the Company and its subsidiaries incorporated by reference in the accompanying Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in the accompanying Prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG Peat Marwick LLP covering the December 31, 1997 consolidated financial statements contains an explanatory paragraph regarding the formation of the Company in November 1996 as a holding company for Nationwide Life Insurance Company and other companies within the Nationwide Insurance Enterprise that offer or distribute long-term savings and retirement products and the presentation of the consolidated financial statements as if these companies were consolidated for all periods presented, discussed in note 1 to such consolidated financial statements.

                                   PROSPECTUS

                                 $1,000,000,000
                      NATIONWIDE FINANCIAL SERVICES, INC.
                                Debt Securities
                                Preferred Stock
                               Depositary Shares
                              Class A Common Stock
                            ------------------------

                   Nationwide Financial Services Capital Trust II
                Nationwide Financial Services Capital Trust III
                              Preferred Securities
                  Guaranteed to the extent set forth herein By
                      Nationwide Financial Services, Inc.
                            ------------------------
    Nationwide Financial Services, Inc. (the "Company") may offer and sell from time to time (i) its unsecured senior debt securities ("Senior Debt Securities") and unsecured subordinated debt securities ("Subordinated Debt Securities"), consisting of debentures, notes or other evidences of indebtedness, (ii) shares of its Preferred Stock, par value $0.01 per share (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") as described herein or (iii) shares of its Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"). Such securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus (a "Prospectus Supplement"). Such securities may be sold for U.S. dollars, foreign denominated currency or currency units; amounts payable with respect to any such securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units, in each case as the Company specifically designates.

    Nationwide Financial Services Capital Trust II ("Nationwide Capital Trust II") and Nationwide Financial Services Capital Trust III ("Nationwide Capital Trust III" and collectively, the "Nationwide Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred securities representing undivided beneficial interests in the assets of the respective Nationwide Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities out of monies held by the Property Trustee (as defined herein) of each of the Nationwide Trusts and payments on liquidation of each Nationwide Trust and on redemption of Preferred Securities of such Nationwide Trust, will be guaranteed by the Company as and to the extent described herein (each, a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees." The Company's obligation under each Preferred Securities Guarantee is an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Senior Debt Securities and the Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a Nationwide Trust, or a trustee of such Nationwide Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Nationwide Trust. The Subordinated Debt Securities purchased by a Nationwide Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Nationwide Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

    Specific terms of the particular Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares, Class A Common Stock, Preferred Securities and the related Preferred Securities Guarantee, in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement or Supplements, together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, certain terms thereof, including, where applicable, (i) in the case of Senior Debt Securities and Subordinated Debt Securities, the ranking as senior or subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price, maturity, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, time of payment of interest, if any, any listing on a securities exchange, authorized denomination, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or units in which principal, premium, if any, or interest, if any, is payable, public offering price, the right of the Company, if any, to defer payment or interest on the Subordinated Debt Securities and the maximum length of any such deferral period, and any other specific terms of the Debt Securities; (ii) in the case of Preferred Stock, the specific designation, number of shares, purchase price and the rights, preferences and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock), listing, if any, on a securities exchange and whether the Company has elected to offer the Preferred Stock in the form of Depositary Shares and the terms thereof;
(iii) in the case of Class A Common Stock, the number of shares offered, the initial offering price, market price and dividend information; and (iv) in the case of Preferred Securities of a Nationwide Trust, the specific designation, number of securities, liquidation amount per security, initial public offering price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights, if any, terms for any conversion or exchange into other securities, any redemption or sinking fund provisions and any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities.

    The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate offering price to the public of the Offered Securities will be limited to $1,000,000,000. Any Prospectus Supplement relating to any Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

    The Company's Class A Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "NFS".

    The Company and/or each of the Nationwide Trusts may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution" below. If any agents of the Company and/or any of the Nationwide Trusts or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in the related Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------
                  THE DATE OF THIS PROSPECTUS IS MAY 29, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the public reference facilities of the regional offices in Chicago and New York. The addresses of these regional offices are as follows:
500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the Commission. Reports, proxy statements, and other information concerning the Company may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     The Company and the Nationwide Trusts have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto. In addition, certain documents filed by the Company with the Commission have been incorporated in this Prospectus by reference. See "Incorporation of Certain Documents by Reference." Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. For further information with respect to the Company, the Nationwide Trusts and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the documents incorporated herein by reference.

     No separate financial statements of any of the Nationwide Trusts have been included or incorporated by reference herein. The Company and the Nationwide Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the Nationwide Trusts will be owned, directly or indirectly, by the Company, a reporting company under the 1934 Act, (ii) each of the Nationwide Trusts is a special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing Trust Securities (as defined herein) representing undivided beneficial interests in the assets of such Nationwide Trust and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement under the Declaration (as defined herein) of each of the Nationwide Trusts, the Preferred Securities Guarantee with respect to the Preferred Securities issued by each of the Nationwide Trusts, the Subordinated Debt Securities purchased by the Nationwide Trusts and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities of each of the Nationwide Trusts. See "The Nationwide Trusts," "Description of the Preferred Securities," "Description of the Preferred Securities Guarantees" and "Description of the Debt Securities."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in the Prospectus the following documents previously filed by the Company (File No. 1-12785) with the Commission pursuant to the 1934 Act:

          1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (including that portion of the Annual Report to Shareholders incorporated by reference therein);

          2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

          3. Current Report on Form 8-K dated April 29, 1998.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in the Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that are incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such documents shall be directed to Nationwide Financial Services, Inc., One Nationwide Plaza, Columbus, Ohio 43215, Attention:
Roger A. Craig, Counsel (telephone (614) 249-7111).

     FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS SUCH COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

     NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY NATIONWIDE TRUST OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY OR ANY NATIONWIDE TRUST SINCE THE DATE HEREOF.
                            ------------------------

     Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars" or "U.S.$").

                                  THE COMPANY

     The Company, a Delaware corporation, was formed in November 1996 as a holding company for Nationwide Life Insurance Company ("NLIC") and the other companies within the Nationwide Insurance Enterprise (as defined below) that offer or distribute long-term savings and retirement products. The Nationwide Insurance Enterprise refers to Nationwide Mutual Insurance Company ("Nationwide Mutual") and its subsidiaries and affiliates, which includes over 100 companies that offer a wide range of insurance and investment products and services.

     On March 11, 1997, the Company sold, in an initial public offering, approximately 23.6 million shares of its newly issued Class A Common Stock for net proceeds of approximately $524.2 million (the "Equity Offering"). In March 1997, the Company also sold in a companion public offering, $300 million aggregate principal amount of 8% Senior Notes (the "Notes Offering"), and Nationwide Financial Services Capital Trust, a subsidiary trust of the Company, sold in a companion public offering $100 million aggregate liquidation amount of 7.899% Capital Securities (the "Capital Securities Offering"). Aggregate net proceeds from the Equity Offering, the Notes Offering and the Capital Securities Offering totaled approximately $917 million. The Company contributed approximately $836.8 million of the proceeds to the capital of NLIC and retained approximately $80.2 million of the proceeds for general corporate purposes.

     Prior to the Equity Offering, the Company was a wholly owned subsidiary of Nationwide Corporation ("Nationwide Corp."). Nationwide Corp. continues to own all of the outstanding shares of Class B common stock, par value $0.01 per share (the "Class B Common Stock," together with the Class A Common Stock, the "Common Stock"), of the Company, which represents approximately 81.6% of the total number of shares of Common Stock outstanding and approximately 97.8% of the combined voting power of the stockholders of the Company. Nationwide Corp. is a subsidiary of Nationwide Mutual Insurance Company ("Nationwide Mutual"), one of the controlling entities of the Nationwide Insurance Enterprise.

     During 1996 and 1997, Nationwide Corp. and the Company completed restructuring transactions in anticipation of the Equity Offering to focus the business of the Company on long-term savings and retirement products. On September 24, 1996, NLIC declared a dividend payable to Nationwide Corp. on January 1, 1997 consisting of the outstanding shares of common stock of certain subsidiaries that do not offer or distribute long-term savings or retirement products. In addition, during 1996, NLIC entered into two reinsurance agreements whereby all of NLIC's accident and health and group life insurance business was ceded to two affiliates effective January 1, 1996. On January 27, 1997, Nationwide Corp. contributed the common stock of NLIC and three marketing and distribution companies to the Company.

     In addition to the transactions discussed above, the Company paid, as part of the restructuring, $900 million of dividends to Nationwide Corp., $50 million on December 31, 1996 and $850 million on February 24, 1997.

     The Company is a leading provider of long-term savings and retirement products. The Company offers variable annuities, fixed annuities and life insurance as well as mutual funds and pension products and administrative services. By developing and offering a wide variety of products, the Company believes that it has positioned itself to compete effectively in various stock market and interest rate environments. The Company markets its products through a broad spectrum of wholesale and retail distribution channels, including financial planners, pension plan administrators, securities firms, banks and Nationwide Mutual insurance agents.

     The mailing address of the Company's principal executive office is One Nationwide Plaza, Columbus, Ohio 43215 and its telephone number is (614) 249-7111.

                             THE NATIONWIDE TRUSTS

     Each of Nationwide Capital Trust II and Nationwide Capital Trust III is a statutory business trust formed on May 8, 1998 under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a separate declaration of trust among the trustees named therein of each of the Nationwide Trusts and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Each such declaration will be amended and restated in its entirety by the Company, as sponsor of the Nationwide Trusts, and the Nationwide

Trustees (as defined below) of each of the Nationwide Trusts (as so amended and restated, the "Declaration") as of or prior to the date each of the Nationwide Trusts issues any Trust Securities. The Company will acquire securities representing common undivided beneficial interests in the assets of each of the Nationwide Trusts (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") in an aggregate liquidation amount equal to 3% or more of the total capital of each of the Nationwide Trusts.

     The Common Securities of each of the Nationwide Trusts will rank pari passu, and payment will be made thereon pro rata, with the Preferred Securities of each of the Nationwide Trusts, except that, upon the occurrence and during the continuance of an event of default under the Declaration of a Nationwide Trust, the rights of the holders of the Common Securities of such Nationwide Trust to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Nationwide Trust. Each of the Nationwide Trusts exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. The term of each of the Trusts will expire on May 8, 2053, but may be terminated earlier as provided in the applicable Declaration.

     Each Nationwide Trust's business and affairs will be conducted by the trustees (the "Nationwide Trustees") appointed by the Company as direct or indirect holder of all of the Common Securities. The holder of Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Nationwide Trustees of a Nationwide Trust. The duties and obligations of the Nationwide Trustees shall be governed by the Declaration of such Nationwide Trust. A majority of the Nationwide Trustees (the "Regular Trustees") of each Nationwide Trust will be persons who are employees or officers of or affiliated with the Company. One Nationwide Trustee of each Nationwide Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Nationwide Trustee of each Nationwide Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Nationwide Trusts and the offering of the Trust Securities. The Company will guarantee payment of distributions and payments on redemption or liquidation with respect to the Preferred Securities of each Nationwide Trust to the extent the applicable Nationwide Trust has funds available therefor.

     The place of business and the telephone number of each of the Nationwide Trusts are the principal executive offices and telephone number of the Company.

                                USE OF PROCEEDS

     Each Nationwide Trust will use all proceeds received from the sale of its Trust Securities to purchase Subordinated Debt Securities of the Company. Unless otherwise set forth in a Prospectus Supplement with respect to the proceeds from the sale of the particular Offered Securities to which such Prospectus Supplement relates, the net proceeds from the sale of the Offered Securities are expected to be used by the Company for general corporate purposes, which may include investments in or advances to subsidiaries, possible acquisitions of financial services companies or assets thereof, working capital, repayment or redemption of outstanding debt, and other corporate purposes. Pending such use, the net proceeds may be temporarily invested.

              CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for the Company and its subsidiaries on a consolidated basis for the year ended December 31, 1997, and for the three months ended March 31, 1998.

                                                               THREE MONTHS
                                                                  ENDED            YEAR ENDED
                                                              MARCH 31, 1998    DECEMBER 31, 1997
                                                              --------------    -----------------
Ratio of Earnings to Fixed Charges(1)(2)....................      17.5x              16.6x

---------------

(1) The Company has authority to issue up to 50,000,000 shares of Preferred Stock; however, there are currently no shares outstanding and the Company currently does not have a Preferred Stock dividend obligation. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

(2) The ratio of earnings to fixed charges is calculated by dividing earnings (income from continuing operations before income taxes plus fixed charges) by fixed charges (interest expense on debt). Fixed charges do not include interest credited to policyholder account balances of $1,016.6 million for the year ended December 31, 1997 and $261.9 million for the three months ended March 31, 1998.

                       DESCRIPTION OF THE DEBT SECURITIES

     The Company's Senior Debt Securities and Subordinated Debt Securities (collectively, for purposes of this Section only, the "Debt Securities"), consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series, in the case of Senior Debt Securities, under a Senior Indenture (the "Senior Debt Indenture") to be entered into between the Company and Wilmington Trust Company, as Trustee, and in the case of Subordinated Debt Securities, under a Subordinated Indenture (the "Subordinated Debt Indenture") to be entered into between the Company and Wilmington Trust Company, as Trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." Wilmington Trust Company, in its capacity as trustee under either or both of the Indentures, is referred to hereinafter as the "Indenture Trustee." The Indentures are included as exhibits to the Registration Statement of which this Prospectus is a part. The following description summarizes the material terms of the Indentures and the Debt Securities and is qualified in its entirety by reference to the detailed provisions of the applicable Indenture, which contains the full text of such provisions, including the definition of certain terms used herein, and other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical except for provisions relating to subordination and the Company's negative pledge and restrictions on certain dispositions. Any Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities."

GENERAL

     The Debt Securities will be unsecured senior or subordinated obligations of the Company. The Indentures do not limit the aggregate principal amount of indebtedness that may be issued and provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or related to foreign currencies, including European Currency Units. Special United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the relevant Prospectus Supplement.

     Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for the following terms of and information relating to the Offered Debt Securities offered thereby (to the extent such terms are applicable to such Debt Securities): (i) classification as senior or subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price and denomination; (ii) currency or units based on or relating to currencies in which the Offered Debt Securities are denominated and/or in which principal, premium, if any, and/or any interest will or may be payable; (iii) any date or dates upon which the principal of the Offered Debt Securities is payable; (iv) interest rate or rates (which may be fixed or variable) or the method by which such rate will be determined, if any; (v) the dates on which any such interest will be payable; (vi) the place or places where the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable; (vii) any mandatory or optional redemption, repayment or sinking fund provisions; (viii) whether the Offered Debt Securities will be issuable in registered form ("Registered Debt Securities") or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the place of payment of any principal of, premium, if any, and interest, if any, on such Bearer Debt Securities, the exchange of one form for another and the offer, sale and delivery of such Bearer Debt Securities (except that Registered Debt Securities will not be exchangeable into Bearer Debt Securities except in certain circumstances); (ix) whether the Debt Securities will be issuable in whole or in part in global form and, if so, the identity of the Depositary for such Securities and the terms and conditions, if any, upon which such Securities may be exchanged in whole or in part for other definitive securities; (x) any applicable United States federal income tax consequences; (xi) the proposed listing, if any, of the Offered Debt Securities on any securities exchange;
(xii) any variation to the provisions of the Indenture with respect to the satisfaction and discharge of the Company's indebtedness and obligations, or termination of certain covenants and Events of Default under the Indenture, with respect to the Debt Securities by deposit of money or Government Obligations;
(xiii) any trustee (other than Wilmington Trust Company), depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the Debt Securities; (xiv) the right of the Company, if any, to defer payments of interest on the Subordinated Debt Securities and (xv) any other specific terms of the Offered Debt Securities, including any modifications of or additions to the events of default or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the applicable Indenture.

     Debt Securities may be presented for exchange and Registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the applicable Indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Bearer Debt Securities and the coupons, if any, appertaining thereto will be transferable by delivery.

     Debt Securities may bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

     Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in global form. Registered Debt Securities issued in global form (each a "Registered Global Security") will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all such depositary arrangements.

     Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. Initially, the accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person owns through a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing securities industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payments of principal of and premium, if any, and interest, if any, on a Registered Global Security will be made to such Depositary or its nominee, as the case may be. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for any Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered Global Security as shown on the records of such Depositary.

     The Company also expects that payments by participants to owners of beneficial interests in such registered Global Security owned through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

     If the Depositary for any Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the 1934 Act, and a successor depositary registered as a clearing agency under the 1934 Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more registered Global Securities and, in such event, will issue Debt Securities of such series in a definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

     Bearer Debt Securities of a series may also be issued in global form (each a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of Debt Securities in definitive form in exchange for a Bearer Global Security, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

CERTAIN COVENANTS OF THE COMPANY

     LIMITATIONS ON LIENS. The Senior Debt Indenture provides that the Company and its Restricted Subsidiaries (as defined below) may not issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Debt Indenture), directly or indirectly, upon any shares of the Voting Stock (as defined in the Senior Debt Indenture) of a Restricted Subsidiary without effectively providing such Senior Debt Securities issued under the Senior Debt Indenture shall be secured equally and ratably with, or prior to, any such secured indebtedness so long as such indebtedness remains outstanding. The foregoing restrictions, however, do not apply to liens upon any shares of Voting Stock of any corporation existing at the time such corporation becomes a Restricted Subsidiary and extensions, renewals or replacements thereof. (Senior Debt Indenture Section 3.9)

     The term "Restricted Subsidiary" means (a) so long as they are Subsidiaries of the Company, NLIC and Nationwide Life and Annuity Insurance Company; (b) any other present or future Insurance Subsidiary the Consolidated Total Assets (as defined in the Senior Debt Indenture) of which constitute 20% or more of the Consolidated Total Assets of the Company; and (c) any Subsidiary which is a successor, by merger or otherwise, to substantially all of the business or properties of any Insurance Subsidiary referred to or described in the foregoing clauses (a) or (b). The term "Subsidiary" means any corporation or other entity more than 50% of the outstanding shares of Voting Stock of which is at the time of determination owned or controlled, directly or indirectly, by the Company. The term "Insurance Subsidiary" means a Subsidiary registered in the state of its domicile under the insurance laws of such state and qualified to sell insurance products. (Senior Debt Indenture, Section 1.1)

     CONSOLIDATION, MERGER AND SALE OF ASSETS. The Senior Debt Indenture and the Subordinated Debt both provide that the Company shall not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to any person unless the Company shall be the continuing corporation, or the successor corporation or person to which such assets are transferred or leased shall be organized under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume the Company's obligations on the Debt Securities and under such Indenture, and after giving effect to such transaction no Event of Default (as defined in such Indenture) shall have occurred and be continuing, and certain other conditions are met. (Senior and Subordinated Debt Indentures Section 9.1)

     This covenant would not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transactions or change of control were structured to include a merger or consolidation or transfer or lease of the Company's assets substantially as an entirety. Except as may be described in a Prospectus Supplement applicable to a particular series of Debt Securities, there are no covenants or other provisions in the Indentures providing for a put or increased interest or that would otherwise afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

     RESTRICTIONS ON CERTAIN DISPOSITIONS. The Senior Debt Indenture provides that as long as any of the Senior Debt Securities remain outstanding, the Company will not, and will not permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the Voting Stock of any Restricted Subsidiary, unless (a) the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or of one of its Restricted Subsidiaries; (b) the shares of Voting Stock issued, sold, assigned, transferred or otherwise disposed of constitute directors' qualifying shares; (c) all of the Voting Stock of a Restricted Subsidiary then owned by the Company or by its Restricted Subsidiaries is disposed of, in a single transaction or in a series of related transactions, for a consideration consisting of cash or other property the fair market value of which (as determined in good faith by the Board of Directors) is at least equal to the Fair Value (as defined below) of such Voting Stock; or (d) after giving effect to the issuance, sale, assignment, transfer or other disposition, the Company and its Restricted Subsidiaries would own directly or indirectly at least 80% of the issued and outstanding Voting Stock of such Restricted Subsidiary and such issuance, sale, assignment, transfer or other disposition is made for a consideration consisting of cash or other property which is at least equal to the Fair Value of such Voting Stock. (Senior Debt Indenture Section 9.3) The term "Fair Value" when used with respect to any Voting Stock means the fair value as determined in good faith by the Board of Directors of the Company. (Senior Debt Indenture, Section 1.1) The Senior Debt Indenture does not restrict the transfer of assets from a Restricted Subsidiary to any person, including the Company or another subsidiary of the Company.

EVENTS OF DEFAULT

     An Event of Default is defined under both The Senior Debt Indenture and the Subordinated Debt Indenture with respect to Debt securities of any series issued under such Indenture as being: (a) default in payment of all or any part of the principal of the Debt Securities of such series when due, either at maturity (or upon any redemption), by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default in payment of any sinking fund installment when due; (d) failure to observe or perform any other covenant or agreement in the Debt Securities of such series or such Indenture other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than such series after 60 days written notice as provided in such Indenture; (e) certain events of bankruptcy, insolvency or reorganization; or (f) an event of default with respect to any other indebtedness for borrowed money (other than non-recourse obligations) of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount exceeding $50,000,000, if such event of default shall result in the acceleration of such other indebtedness under the terms of the instrument under which such indebtedness is issued or secured, so long as such acceleration is not cured, waived, rescinded or annulled, or such indebtedness is not discharged, within 10 days after written notice thereof as provided in such Indenture; provided that if any such acceleration shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured. (Senior and Subordinated Debt Indentures, Section 5.1)

     The Senior Debt Indenture and the Subordinated Debt Indenture both provide that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or interest on, any series of Debt Securities issued under such Indenture or due to the default in the performance or breach of any other covenant or agreement of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under such Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding may then declare the principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately and (b) if any Event of Default due to a default in the performance of any of the covenants or agreements in such Indenture applicable to all outstanding Debt Securities issued thereunder and then outstanding or due to certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Indenture Trustee or the holders of not less than 25% in principal amount of all Debt Securities issued under such Indenture then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately. However, upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all such affected series then outstanding. (Senior and Subordinated Debt Indenture, Sections 5.1 and 5.10)

     The Senior Debt Indenture and the Subordinated Debt Indenture both contain a provision entitling the Indenture Trustee, subject to the duty of the Trustee during the event of default to act with the required standard of care, to be assured of reasonable indemnity or security by the holders of Debt Securities issued under either such Indenture requesting the Indenture Trustee to exercise any right or power under either such Indenture before proceeding to exercise any such right or power at the request of such holders. (Senior and Subordinated Debt Indentures, Section 6.2) Subject to such provisions in each such Indenture for the indemnification of the Indenture Trustee and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each affected series (treated as one class) issued under such Indenture may direct the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee. (Senior and Subordinated Debt Indentures, Section 5.9)

     The Senior Debt Indenture and the Subordinated Debt Indenture both provide that no holder of Debt Securities issued under either such Indenture may institute any action against the Company under either such Indenture (except as set forth above and actions for payment of overdue principal, premium, if any, or interest) unless such holder previously shall have given to the Indenture Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under either such Indenture and then outstanding shall have requested the Indenture Trustee to institute such action and shall have offered the Indenture Trustee reasonable indemnity, the Indenture Trustee shall not have instituted such action within 60 days of such request and the Indenture Trustee shall not have received direction inconsistent with such written request by the holders of a majority in aggregate principal amount of the Debt Securities of each affected series (treated as one class) issued under either such Indenture and then outstanding. (Senior and Subordinated Debt Indentures Sections 5.6 and 5.9)

     If the Subordinated Debt Securities of any series are then held by a statutory trust created by the Company for the purpose of issuing preferred securities and common securities and purchasing a series of Subordinated Debt Securities with the proceeds thereof, each holder of the preferred securities of the trust may bring suit directly against the Company for the enforcement of payment to such holder in respect of the Subordinated Debt Securities of such series held by the trust in a principal amount equal to the aggregate liquidation amount of the preferred securities held by such holder. At least a majority of such holders of preferred securities of the trust must consent to any waiver of an Event of Default with respect to the series of Subordinated Debt Securities held by the trust and each such holder must consent to any supplemental indenture that would adversely affect the interests of such holders. (Subordinated Indenture Sections 5.7, 5.10 and 8.2)

     The Senior Debt Indenture and the Subordinated Debt Indenture both contain a covenant that the Company will file annually with the Indenture Trustee a certificate of no default or a certificate specifying any default that exists. (Senior and Subordinated Debt Indentures Section 3.4)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     If indicated in the applicable Prospectus Supplement, the Company can discharge or defease its obligations under each Indenture as set forth below. (Senior and Subordinated Debt Indentures Article X and Section 3.2)

     Under terms satisfactory to the Indenture Trustee, the Company may discharge certain obligations to holders of any series of Debt Securities issued under either the Senior Debt Indenture or the Subordinated Debt Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations (as defined in either such Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on such Debt Securities.

     If indicated in the applicable Prospectus Supplement, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Indenture Trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Debt Securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Company must deliver to the Trustee an opinion of counsel to the effect that the holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. (Senior and Subordinated Debt Indentures Section 10.6)

     The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. (Senior and Subordinated Debt Indentures Section 10.6) If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

MODIFICATION OF THE INDENTURES

     The Senior Debt Indenture and the Subordinated Debt Indenture both provide that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in such Indenture, provided that such cure or correction does not adversely affect the holders of such Debt Securities, (e) establish the forms or terms of Debt Securities of any series and (f) evidence the acceptance of appointment by a successor trustee. (Senior and Subordinated Debt Indentures Section 8.1)

     The Senior Debt Indenture and the Subordinated Debt Indenture both also contain provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, any Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that the Company and the Indenture Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby,
(a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or interest thereon is payable or reduce the amount of any original issue discount Debt Security that is payable upon acceleration or provable in bankruptcy or alter certain provisions of either such Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in aggregate principal amount of Debt Securities of any series issued under either such Indenture, the consent of the holders of which is required for any such modification. (Senior and Subordinated Debt Indentures Section 8.2)

     The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby. (Subordinated Debt Indenture Section 8.6)

SUBORDINATION

     Payment of the principal of, premium, if any, and interest on Debt Securities issued under the Subordinated Debt Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as the principal of and premium, if any, and interest on (a) all indebtedness of the Company, whether outstanding on the date of the Subordinated Debt Indenture or thereafter created, (i) for money borrowed by the Company, (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company, for the payment of which the Company is directly liable, and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence, the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of the Company. Notwithstanding anything to the contrary in the Subordinated Debt Indenture or the Subordinated Debt Securities, Senior Indebtedness shall not include, (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Subordinated Debt Securities or (ii) any indebtedness of the Company to a Subsidiary of the Company. (Subordinated Debt Indenture Section 1.1) The Subordinated Debt Indenture does not contain any limitation on the amount of Senior Indebtedness that can be incurred by the Company.

     In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or its property, or (b) that Subordinated Debt Securities of any series are declared due and payable before their expressed maturity because of the occurrence of an Event of Default pursuant to Section 5.1 of the Subordinated Debt Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money or money's worth, before the holders of any of such Subordinated Debt Securities or coupons appertaining thereto are entitled to receive a payment on account of the principal of, premium, if any, or interest on the indebtedness evidenced by such Subordinated Debt Securities or of such coupons appertaining thereto. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any Event of Default shall exist under any Senior Indebtedness, as "Event of Default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal or interest on the Subordinated Debt Securities or coupons shall be made. (Subordinated Debt Indenture, Article XIII) If this Prospectus is being delivered in connection with a series of Subordinated Debt Securities, the accompanying Prospectus Supplement will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act shall be applicable. (Senior and Subordinated Debt Indentures Section 11.8)

CONCERNING THE TRUSTEE

     Wilmington Trust Company is one of a number of banks with which the Company and its subsidiaries maintain ordinary banking and trust relationships.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     The following statements are subject to and qualified in their entirety by reference to detailed provisions of the Company's Restated Certificate of Incorporation (the "Certificate") and Restated Bylaws (copies of which have been incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part).

     The Company is currently authorized to issue 750 million shares of Class A Common Stock, 750 million shares of Class B Common Stock and 50 million shares of Preferred Stock. The shares of Class A Common Stock and Class B Common Stock are identical in all respects except for voting rights and certain conversion rights and transfer restrictions regarding the shares of Class B Common Stock as described below.

COMMON STOCK

     VOTING. All outstanding shares of Common Stock are fully paid and nonassessable. Except for the Equity Purchase Rights (as defined below), holders of Common Stock do not have any preemptive rights to subscribe for or purchase any additional securities issued by the Company. No redemption or sinking fund provisions are associated with the Common Stock. Cumulative voting is not permitted by holders of Common Stock.

     The Company has agreed that, to the extent permitted by the NYSE and so long as Nationwide Mutual controls at least 50% of the combined voting power of the outstanding voting stock of the Company, Nationwide Corp. may purchase its pro rata share (based on its then current percentage voting interest in the Company) of any voting equity securities to be issued by the Company (excluding any such securities offered pursuant to employee stock options or other benefit plans, divided reinvestment plans and other offerings other than for cash) (the "Equity Purchase Rights").

     The holders of Class B Common Stock are entitled to ten votes per share. The holders of Class A Common Stock are entitled to one vote per share. Proposals submitted to a vote of stockholders will be voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class. At all meetings of the stockholders of the Company, the presence of holders of record entitled to exercise at least a majority of the voting power of the Company, represented in person or by proxy, shall constitute a quorum for the transaction of business; and the affirmative vote of the holders, represented in person or by proxy, of a majority of the Common Stock present at a meeting at which a quorum is in existence shall be the act of the stockholders of the Company. The superior voting rights of the Class B Common Stock might discourage unsolicited merger proposals and unfriendly tender offers.

     TRANSFER. The Certificate does not contain any restrictions on the transfer of shares of Class A Common Stock. Upon any sale or other transfer of shares of Class B Common Stock to any person or persons other than a member of the Nationwide Insurance Enterprise, such shares of Class B Common Stock will be converted into an equal number of shares of Class A Common Stock.

     CONVERSION. Class A Common Stock has no conversion rights. Class B Common Stock is convertible into Class A Common Stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. If at any time after the initial issuance of shares of Class A Common Stock the number of outstanding shares of Class B Common Stock falls below 5% of the aggregate number of issued and outstanding shares of Common Stock, then each outstanding share of Class B Common Stock shall automatically convert into one share of Class A Common Stock. In the event of any sale or transfer of shares of Class B Common Stock to any person or persons other than a member of the Nationwide Insurance Enterprise shares of Class B Common Stock so transferred shall be automatically converted into an equal number of shares of Class A Common Stock.

     DIVIDENDS. Holders of Common Stock are entitled to receive cash dividends pro rata on a per share basis if and when such dividends are declared by the Board of Directors of the Company from funds legally available therefor. In the case of any dividend paid other than in cash or Common Stock (or securities convertible into or exchangeable for Common Stock), holders of Class A Common Stock and Class B Common Stock are entitled to receive such dividend pro rata on a per share basis. Dividends paid in Common Stock (or securities convertible into or exchangeable for Common Stock) may be paid in shares of Class A Common Stock (or securities convertible into or exchangeable for Class A Common Stock) on the Class A Common Stock and in shares of Class B Common Stock or securities convertible into or exchangeable for Class B Common Stock) on the Class B Common Stock.

     LIQUIDATION, MERGER OR CONSOLIDATION. Holders of Class A Common Stock and Class B Common Stock share with each other on a ratable basis as a single class in the net assets of the Company available for distribution in respect of the Common Stock in the event of liquidation or any payments made on the Common Stock in the event of a merger or consolidation of the Company.

PREFERRED STOCK

     The following summary contains a description of certain general terms of the Preferred Stock to which any Prospectus Supplement may relate. Certain terms of Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating thereto. If so specified in the Prospectus Supplement, the terms of any series differ from the terms set forth below. As described under "Description of Depositary Shares", the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts ("Depositary Receipts"), each representing an interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Preferred Stock Depositary (as defined herein).

     The description of certain provisions of the Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Certificate and the amendment thereto relating to each particular series of Preferred Stock (the "Series Amendment") which will be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such Preferred Stock.

     GENERAL. Under the Certificate, the Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 50 million shares of Preferred Stock. As of the date hereof, no shares of Preferred Stock were outstanding. The Board of Directors may from time to time authorize issuance of shares of Preferred Stock in series, and each such series shall have such dividend and liquidation preferences, redemption pries, conversion rights, and other terms and provisions as may be contained in the resolutions of the Board of Directors providing for their issuance. All shares of Preferred Stock offered hereby will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

     RANK. Any series of Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to all classes of Common Stock and to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to such series of Preferred Stock; (ii) pari passu with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with such series of Preferred Stock; and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to such series of Preferred Stock. As used in any Series Amendment for these purposes, the term "equity securities" will not include any debt securities convertible or exchangeable for equity securities.

     DIVIDENDS. Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Such rate may be fixed or variable or both. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or noncumulative.

     No full dividends may be declared or paid or funds set apart for the payment of dividends on any series of Preferred Stock unless dividends shall have been paid or funds set apart for such payment on the equity securities ranking on a parity with respect to dividends with such series of Preferred Stock. If full dividends are not so paid, such series of Preferred Stock shall share dividends pro rata with such other equity securities.

     CONVERSION AND EXCHANGE. The Prospectus Supplement for any series of Preferred stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Class A Common Stock or exchangeable for another series of Preferred Stock, Class A Common Stock or Debt Securities of the Company. The Class A Common Stock of the Company is described under "--Common Stock."

     REDEMPTION. A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices set forth in the Prospectus Supplement relating to such series.

     In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors, or by any other method determined to be equitable by the Board of Directors.

     On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

     LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution is made on any securities ranking junior with respect to liquidation, including Common Stock, distributions upon liquidation in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other securities of the Company ranking on a parity with respect to liquidation rights are not paid in full, the holders of the Preferred Stock of such series and such other securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

     VOTING RIGHTS. Except as set forth in the Prospectus Supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

     TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for each series of Preferred Stock will be described in the applicable Prospectus Supplement.

CERTAIN CERTIFICATE AND BYLAW PROVISIONS

     Certain provisions of the Company's Certificate and Bylaws, summarized in the following paragraphs, may be considered to have an anti-takeover effect and may delay, deter or prevent a tender offer, proxy contest or other takeover attempt that a stockholder might consider to be in such stockholder's best interest, including such an attempt as might result in payment of a premium over the market price for shares held by stockholders.

     CLASSIFIED BOARD OF DIRECTORS. The Certificate provides for the Board of Directors of the Company to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year at the annual meeting of stockholders. The Board of Directors believes that a classified board of directors will help to assure the continuity and stability of the Board of Directors and the business strategies and policies of the Company as determined by the Board of Directors because continuity and stability in the composition of the Board of Directors and in the policies formulated by it will be enhanced by the staggered three-year terms.

     The classified board provisions could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. In addition, the classified board provisions could delay stockholders who do not like the policies of the Board of Directors from removing a majority of the Board of Directors for two years.

     NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES. The Certificate provides that the Board of Directors will consist of one to fifteen members, the exact number to be fixed from time to time by resolution adopted by a majority of the entire Board of Directors assuming no vacancies. The Board of Directors currently consists of eleven directors. Further, subject to the rights of the holders of any series of Preferred Stock then outstanding, the Certificate authorizes the Board of Directors to fill newly created directorships. Accordingly, this provision could prevent a stockholder from obtaining majority representation on the Board of Directors by remitting the Board of Directors to enlarge the Board of Directors and fill the new directorships with its own nominees. A director so elected by the Board of Directors holds office until the next election of the class for which such director has been chosen and until his successor is elected and qualified. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the Certificate also provides that directors may be removed only for cause and only by the affirmative vote of holders of a majority of the outstanding voting power of the Company. The effect of these provisions is to preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of the Board of Directors by filling the vacancies created by such removal with its own nominees.

     SPECIAL MEETINGS OF STOCKHOLDERS. The Bylaws provide that special meetings of stockholders may be called by the Chairman of the Board of Directors, the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise or the President and Chief Operating Officer and shall be called by the Secretary at the request in writing of a majority of the Board of Directors. Stockholders are not permitted to call special meetings of stockholders.

     ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. The Company's Bylaws provide in order to properly submit any business to, or to nominate any person for election to the Board of Directors at an annual meeting of stockholders, a stockholder must provide timely notice thereof in writing to the Secretary of the Company. To be considered timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company (i) not less than 60 days nor more than 90 days before the first anniversary date of the Company's proxy statement in connection with the last annual meeting of stockholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting. The Bylaws also specify certain requirements pertaining to the form and substance of a stockholder's notice. These provisions may preclude some stockholders from making nominations for directors at an annual or special meeting or from bringing other matters before the stockholders at a meeting.

     CLASS B COMMON STOCK. The superior voting rights of the Class B Common Stock might discourage unsolicited merger proposals and unfriendly tender offers.

     NO ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS. The Certificate does not allow the stockholders of the Company to take action by written consent in lieu of a meeting.

     DELAWARE TAKEOVER STATUTE. The Company is subject to the provisions of
Section 203 of the Delaware General Corporation Law (the "DGCL"). Section 203 prohibits a Delaware corporation from engaging in any "business combination' with any "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or (ii) upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder owned at least 85% of the voting stock of the corporation, as defined in Section 203 of the DGCL; or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 % of the outstanding voting stock which is not owned by the interested stockholder. For these purposes, the term "business combination' includes but is not limited to mergers, asset or stock sales and other similar transactions with an "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of the corporation's voting stock.

     LIMITATION ON LIABILITY. The Company's Certificate contains a provision that is designed to limit the directors' liability to the extent permitted by the DGCL and any amendments thereto. Specifically, directors will not be held liable to the Company or its stockholders for an act or omission in such capacity as a director, except for liability as a result of (i) a breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase of the Company's stock under Section 174 of the DGCL, or (iv) actions or omissions pursuant to which the director received an improper personal benefit. The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of the Company unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. The Company's Certificate does not eliminate its directors' duty of care. The inclusion of this provision in the Company's Certificate may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

     INDEMNIFICATION. The Company's Bylaws also provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company is generally required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's position with the Company or another entity that the director or officer serves at the Company's request, subject to certain conditions, and to advance funds to its directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or acted in good faith and in what was reasonably believed to be a lawful manner in the Company's best interest.

     CERTIFICATE PROVISION RELATING TO CORPORATE OPPORTUNITIES. The Certificate provides that except as Nationwide Mutual (or its successors or assigns) may otherwise agree in writing and except as set forth in the Intercompany Agreement among Nationwide Mutual, Nationwide Corp. and the Company (the "Intercompany Agreement"):

          (i) no member of the Nationwide Insurance Enterprise shall have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company; and

          (ii) no member of the Nationwide Insurance Enterprise, nor any director, officer, employee or agent or any member of Nationwide Mutual (except as provided below), will be liable to the Company or to its stockholders for breach of any fiduciary duty by reason of any such activities of such member's or of such person's participation thereon.

     The Certificate also provides that if in the event any member of the Nationwide Insurance Enterprise (other than the Company) acquires knowledge of a potential transaction or matter which may be a corporate opportunity both for a member of the Nationwide Insurance Enterprise and the Company, no member of the Nationwide Insurance Enterprise shall have any duty to communicate or offer such corporate opportunity to the Company nor shall any such member be liable to the Company or its stockholders for breach of any fiduciary duty as a stockholder of the Company or controlling person of a stockholder by reason of the fact that any such member of the Nationwide Insurance Enterprise pursues or acquires such opportunity for itself, directs such corporate opportunity to another person or entity or does not communicate information regarding, or offer such corporate opportunity to the Company.

     Further, the Certificate provides that in the event that a director, officer, employee or agent of the Company who is also a director, officer, employee or agent of any member of the Nationwide Insurance Enterprise acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any member of the Nationwide Insurance Enterprise (whether such potential transaction or matter is proposed by a third party or is conceived of by such director, officer, employee or agent of the Company), such director, officer, employee or agent shall be entitled to offer such corporate opportunity to the Company or such member of the Nationwide Insurance Enterprise as such director, officer, employee or agent deems appropriate under the circumstances in his or her sole discretion, and no such director, officer or agent shall be liable to the Company or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Company or the derivation of any improper personal benefit by reason of the fact that (i) such director, officer, employee or agent offered such corporate opportunity to such member of the Nationwide Insurance Enterprise (rather than the Company) or did not communicate information regarding such corporate opportunity to the Company or (ii) such member of the Nationwide Insurance Enterprise pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Company. The enforceability of the provisions discussed above under the DGCL has not been established and counsel to the Company has not delivered an opinion as to the enforceability of such provisions. These provisions of the Certificate may eliminate certain rights that might have been available to stockholders under the DGCL had such provisions not been included in the Certificate.

     The Company's Board of Directors currently consists of 11 members, 7 of whom serve concurrently on the boards of directors of other companies within the Nationwide Insurance Enterprise. In addition, a significant number of officers of the Company will also be officers of other companies within the Nationwide Insurance Enterprise.

     The foregoing provisions of the Certificate shall expire on the date that the members of the Nationwide Insurance Enterprise cease to beneficially own (directly or indirectly) in the aggregate Common Stock representing at least 50% of the voting power of the outstanding shares of Common Stock.

                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts summarizes the material terms of the Deposit Agreement and of the Depositary Shares and Depositary Receipts, and is qualified in its entirety by reference to, the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock.

GENERAL

     The Company may, at its option, elect to have shares of Preferred Stock be represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company (the "Preferred Stock Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the applicable interest in a number of shares of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.

     A holder of Depositary Shares will be entitled to receive the shares of Preferred Stock (but only in whole shares of Preferred Stock) underlying such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the whole number of shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions in respect to the Preferred Stock to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders.

     In the event of a distribution other than in cash in respect to the Preferred Stock, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

     The amount so distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on account of taxes.

CONVERSION AND EXCHANGE

     If any Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange as set forth in the Prospectus Supplement relating thereto, each record holder of Depositary Shares will have the right or obligation to convert or exchange such Depositary Shares pursuant to the terms thereof.

REDEMPTION OF DEPOSITARY SHARES

     If Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the aggregate redemption price payable with respect to the number of shares of Preferred Stock underlying the Depositary Shares. Whenever the Company redeems Preferred Stock from the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

VOTING

     Upon receipt of notice of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice to the record holders of the Depositary Receipts. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the Preferred Stock to the extent it does not receive specific written instructions from holders of Depositary Receipts representing such Preferred Stock.

RECORD DATE

     Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of or any election on the part of the Company to call for the redemption of any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

     Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Preferred Stock Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Preferred Stock Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Preferred Stock Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Preferred Stock Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Preferred Stock Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

CHARGES OF PREFERRED STOCK DEPOSITARY

     The Company will pay all charges of the Preferred Stock Depositary including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

MISCELLANEOUS

     The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts at its corporate office and its New York office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

     The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment; provided, that if a successor Preferred Stock Depositary has not been appointed or accepted such appointment within 45 days after the Preferred Stock Depositary has delivered a notice of election to resign to the Company, the Preferred Stock Depositary may terminate the Deposit Agreement. See "--Amendment and Termination of Deposit Agreement" above.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     Each of the Nationwide Trusts may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each of the Nationwide Trusts authorizes the Regular Trustees of each such Nationwide Trust to issue on behalf of each such Nationwide Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act or the Business Trust Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of each of the Nationwide Trusts for specific terms, including (i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by each such Nationwide Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by each such Nationwide Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions on Preferred Securities issued by each such Nationwide Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by each such Nationwide Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of each such Nationwide Trust to the holders of Preferred Securities of each such Nationwide Trust upon voluntary or involuntary dissolution, winding-up or termination of each such Nationwide Trust, (vi) the obligation or right, if any, of each such Nationwide Trust to purchase or redeem Preferred Securities issued by each such Nationwide Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by each such Nationwide Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by each such Nationwide Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Nationwide Trusts, or of both, as a condition to specified actions or amendments to the Declaration of each such Nationwide Trust, (viii) the terms and conditions, if any, upon which Preferred Securities issued by such Nationwide Trust may be converted into Class A Common Stock of the Company, including the conversion price per share and the circumstances, if any, under which such conversion right will expire, (ix) the terms and conditions, if any, upon which the Subordinated Debt Securities purchased by such Nationwide Trust may be distributed to holders of Trust Preferred Securities, (x) if applicable, any securities exchange upon which the

Preferred Securities shall be listed, and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by each such Nationwide Trust consistent with the Declaration of each such Nationwide Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each of the Nationwide Trusts will issue one series of Common Securities. The Declaration of each of the Nationwide Trusts authorizes the Regular Trustees of each such trust to issue on behalf of each such Nationwide Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by each such Nationwide Trust will be substantially identical to the terms of the Preferred Securities issued by each such Nationwide Trust and the Common Securities will rank pari passu, and payments will be made thereon on a pro rata basis with the Preferred Securities except that if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payments in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities issued by each of the Nationwide Trusts will also carry the right to vote and to appoint, remove or replace any of the Trustees of each such Nationwide Trust. All of the Common Securities of each of the Nationwide Trusts will be directly or indirectly owned by the Company.

POTENTIAL TAX LAW CHANGES

     From time to time, the Clinton Administration has proposed certain tax law changes that would, among other things, generally deny interest deductions to a corporate issuer if the debt instrument has a term exceeding 15 years (earlier proposed tax law changes would have denied interest deductions if the debt instrument had a term exceeding 20 years) and is not reflected as indebtedness on such issuer's consolidated balance sheet. The term of any series of Subordinated Debentures that may be purchased by a Nationwide Trust with proceeds from the offering of Trust Securities may vary and may exceed 15 years. The Company cannot predict what effect, if any, a proposal of the sort discussed above will have on any series of Subordinated Debentures held by to a Nationwide Trust; however, if any such proposal were to become effective retroactively, the Company would be precluded from deducting interest paid on such series of Subordinated Debentures which might give rise to a mandatory redemption of the Preferred Securities of the applicable Nationwide Trust.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Preferred Securities Guarantees that will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities of each of the Nationwide Trusts. Each Preferred Security Guarantee will be separately qualified under the Trust Indenture Act and will be held by Wilmington Trust Company, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the Preferred Securities of the applicable Nationwide Trust. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Guarantee by the Trust Indenture Act. This description summarizes the material terms of each of the Preferred Securities Guarantees and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act.

GENERAL

     Pursuant to each Preferred Securities Guarantee, the Company will irrevocably agree, to the extent set forth herein, to pay in full on a subordinated basis, to the holder of the Preferred Securities issued by a Nationwide Trust, the Guarantee Payments (as defined herein), as and when due, regardless of any defense, right of set off or counterclaim that such Nationwide Trust may have or assert. The following payments with respect to the Preferred Securities issued by a Nationwide Trust, to the extent not paid by or on behalf of such Nationwide Trust

(the "Guarantee Payments"), will be subject to the applicable Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Preferred Securities to the extent of funds held by such Nationwide Trust, (ii) the amount payable upon redemption of the Preferred Securities, to the extent of funds held by such Nationwide Trust, with respect to any Preferred Securities called for redemption by such Nationwide Trust and (iii) upon a Liquidation (other than in connection with the distribution of Subordinated Debentures to the holders of the Preferred Securities of such Nationwide Trust in exchange for Preferred Securities as provided in the applicable Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent of funds held by such Nationwide Trust, and (b) the amount of assets of such Nationwide Trust remaining available for distribution to holders of Preferred Securities upon the Liquidation. The Company's obligation to make any Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of such Preferred Securities or by causing such Trust to pay such amounts to such holders.

     Because each of the Guarantees is a guarantee of payment and not of collection, holders of Preferred Securities of a Nationwide Trust may proceed directly against the Company as guarantor, rather than having to proceed against such Trust before attempting to collect from the Company, and the Company waives any right or remedy to require that any action be brought against a Nationwide Trust or any other person or entity before proceeding against the Company. Such obligations will not be discharged except by payment of the Guarantee Payments in full.

     If the Company fails to make interest payments on the Subordinated Debentures or pay amounts payable upon the redemption, acceleration or maturity of the Subordinated Debentures, each of the Nationwide Trusts will have insufficient funds to pay distributions on or to pay amounts payable upon the redemption or repayment of such Preferred Securities. Each of the Guarantees does not cover payment of distributions or the amount payable upon redemption or repayment in respect of Preferred Securities when a Nationwide Trust does not have sufficient funds to pay such distributions or such amount. The Company has through each of the Guarantees, and certain back-up obligations, consisting of obligations of the Company to provide certain indemnities in respect of, and pay and be responsible for, certain expenses, costs, liabilities and debts of each of the Trusts as set forth in the applicable Declaration, Indenture and Subordinated Debentures, taken together, fully and unconditionally guaranteed all of each of the Trust's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes any such guarantee. It is only the combined operation of these documents that has the effect of providing full and unconditional guarantees of each of the Trust's obligations under the Preferred Securities.

CERTAIN COVENANTS OF THE COMPANY

     In each of the Guarantees, the Company will covenant that so long as any Preferred Securities remain outstanding, if at such time (i) the Company has exercised its option to defer interest payments on the Subordinated Debentures and such deferral is continuing, (ii) the Company shall be in default with respect to its payment or other obligations under each of the Guarantees or
(iii) there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the applicable Indenture, then the Company (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its Preferred Stock (other than stock dividends paid by the Company which consist of the stock of the same class as that on which the dividend is being paid), (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures, and (c) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities of a Nationwide Trust (in which case no consent of the holders of such Preferred Securities will be required), the applicable Guarantee may be amended only with the prior approval of the holders not less than

66 2/3% in aggregate stated liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in the Prospectus Supplement. All guarantees and agreements contained in each of the Guarantees shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of such Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEES

     Each of the Guarantees will terminate and be of no further force and effect as to the Preferred Securities issued by the applicable Nationwide Trust upon
(i) full payment of the applicable Redemption Price of each Preferred Security of such Nationwide Trust, (ii) the distribution of the Subordinated Debentures to all holders of the Preferred Securities of such Nationwide Trust, or (iii) full payment of the amounts payable upon a Liquidation of such Nationwide Trust. Each of the Guarantees will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities of the applicable Nationwide Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEES; SUBORDINATION

     Each of the Guarantees will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all liabilities of the Company, except any liabilities that may be made pari passu expressly by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and
(iii) senior to the Common Stock. Upon the bankruptcy, liquidation or winding up of the Company, its obligations under each of the Guarantees will rank junior to all its other liabilities (except as aforesaid) and, therefore, funds may not be available for payment under the Guarantees.

     The Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default under the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     The Company and/or a Nationwide Trust may sell the Securities directly or through agents, underwriters or dealers.

     Offers to purchase Offered Securities may be solicited by agents designated by the Company and/or a Nationwide Trust from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or a Nationwide Trust to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. The Company and/or a Nationwide Trust may also sell Offered Securities to an agent as principal. Agents may be entitled to, under agreements which may be entered into with the Company and/or a Nationwide Trust, indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If any underwriters are utilized in the sale of Offered Securities in respect of which this Prospectus is delivered, the Company and/or a Nationwide Trust will enter into an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company and/or a Nationwide Trust will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("marketing firms"), acting as principals for their own accounts or as agents for the Company and/or a Nationwide Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and/or a Nationwide Trust and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Offered Securities remarketing thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company and/or a Nationwide Trust to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If so indicated in the Prospectus Supplement, the Company and/or a Nationwide Trust will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Offered Securities of Nationwide Financial Services, Inc. will be passed upon for the Company by LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York, special counsel to the Company and the Nationwide Trusts. Unless otherwise indicated in a Prospectus Supplement certain matters of Delaware law relating to the validity of the Preferred Securities of a Nationwide Trust will be passed upon for the Nationwide Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Nationwide Trusts. LeBoeuf, Lamb, Greene & MacRae, L.L.P. will rely as to matters of Delaware law on Richards, Layton & Finger, P.A.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of the Company and its subsidiaries incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this Prospectus in reliance upon such reports and upon the authority of said firm as experts in accounting and auditing.

                                 ERISA MATTERS

     THE COMPANY AND CERTAIN AFFILIATES OF THE COMPANY MAY EACH BE CONSIDERED A "PARTY IN INTEREST" WITHIN THE MEANING OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "DISQUALIFIED PERSON" WITHIN THE MEANING OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") WITH RESPECT TO MANY EMPLOYEE BENEFIT PLANS. PROHIBITED TRANSACTIONS WITHIN THE MEANING OF ERISA OR THE CODE MAY ARISE, FOR EXAMPLE, IF THE OFFERED SECURITIES ARE ACQUIRED BY A PENSION OR OTHER EMPLOYEE BENEFIT PLAN WITH RESPECT TO WHICH THE COMPANY OR ANY OF ITS AFFILIATES IS A SERVICE PROVIDER (OR OTHERWISE IS A "PARTY IN INTEREST" OR A "DISQUALIFIED PERSON"), UNLESS SUCH OFFERED SECURITIES ARE ACQUIRED PURSUANT TO AN EXEMPTION FOR TRANSACTIONS EFFECTED ON BEHALF OF SUCH PLAN BY A "QUALIFIED PROFESSIONAL ASSET MANAGER" OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION. ANY SUCH PENSION OR EMPLOYEE BENEFIT PLAN PROPOSING TO INVEST IN THE OFFERED SECURITIES SHOULD CONSULT WITH ITS LEGAL COUNSEL.

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                              8,000,000 SECURITIES

                         NATIONWIDE FINANCIAL SERVICES
                                CAPITAL TRUST II
                  7.10% TRUST PREFERRED SECURITIES (TRUPS(R))
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                      NATIONWIDE FINANCIAL SERVICES, INC.

                         ------------------------------
                             PROSPECTUS SUPPLEMENT
                                OCTOBER 14, 1998

                         ------------------------------

                              SALOMON SMITH BARNEY
                           A.G. EDWARDS & SONS, INC.
                           MORGAN STANLEY DEAN WITTER
                            PAINEWEBBER INCORPORATED
                       PRUDENTIAL SECURITIES INCORPORATED

                           CREDIT SUISSE FIRST BOSTON
                               J.P. MORGAN & CO.

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